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                                                                    EXHIBIT 10.4
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                             PARTICIPATION AGREEMENT


                                      AMONG


                             NOVELLUS SYSTEMS, INC.


                                       AND


                             LEASE PLAN U.S.A., INC.


                                       AND


                          THE PARTICIPANTS NAMED HEREIN


                                       AND


                               ABN AMRO BANK N.V.,
                          AS AGENT FOR THE PARTICIPANTS


                                OCTOBER 15, 1997






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                                TABLE OF CONTENTS
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                                                                                PAGE

SECTION 1.    INTERPRETATION......................................................2

     1.01     Definitions.........................................................2
     1.02     Rules of Construction...............................................2

SECTION 2.    LEASE FACILITIES....................................................2

     2.01     Acquisition, Lease, Etc.............................................2
     2.02     Participation Agreement.............................................3
     2.03     Advance Requests....................................................4
     2.04     Fees................................................................6
     2.05     Funding of Advances.................................................6
     2.06     Sharing of Payments.................................................7
     2.07     Other Payment Terms................................................10
     2.08     Commitment Reductions..............................................11
     2.09     Extensions.........................................................11
     2.10     Nature of the Transactions.........................................13
     2.11     Security...........................................................14
     2.12     Change of Circumstances............................................15
     2.13     Taxes on Payments..................................................18
     2.14     Funding Loss Indemnification.......................................19
     2.15     Replacement of Participants........................................19

SECTION 3.    CONDITIONS PRECEDENT...............................................20

     3.01     Acquisition Advances...............................................20
     3.02     Improvement/Expense Advances.......................................20
     3.03     Other Conditions Precedent.........................................20
     3.04     Covenant to Deliver................................................21

SECTION 4.    REPRESENTATIONS AND WARRANTIES.....................................21

     4.01     Lessee's Representations and Warranties............................21
     4.02     Lessor's Representations and Warranties............................26
     4.03     Participants' Representations and Warranties.......................27

SECTION 5.    COVENANTS..........................................................28

     5.01     Lessee's Affirmative Covenants.....................................28
     5.02     Lessee's Negative Covenants........................................32
     5.03     Lessee's Financial Covenants.......................................38
     5.04     Lessor's Covenants.................................................40
     5.05     Participants' Covenants............................................41

SECTION 6.    LESSOR, AGENT AND THEIR RELATIONS WITH PARTICIPANTS................41

     6.01     Appointment of Agent...............................................41
     6.02     Powers and Immunities..............................................41
     6.03     Reliance...........................................................41
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                               TABLE OF CONTENTS
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
     6.04     Defaults...........................................................42
     6.05     Indemnification....................................................42
     6.06     Non-Reliance.......................................................42
     6.07     Resignation or Removal of Agent....................................43
     6.08     Authorization......................................................43
     6.09     Lessor and Agent in their Individual Capacities....................43

SECTION 7.    MISCELLANEOUS......................................................43

     7.01.    Notices............................................................43
     7.02.    Expenses...........................................................45
     7.03.    Indemnification....................................................45
     7.04.    Waivers; Amendments................................................46
     7.05.    Successors and Assigns.............................................46
     7.06.    Setoff.............................................................51
     7.07.    No Third Party Rights..............................................51
     7.08.    Partial Invalidity.................................................51
     7.09.    JURY TRIAL.........................................................51
     7.10.    Counterparts.......................................................51
     7.11.    No Joint Venture, Etc..............................................51
     7.12.    Usury Savings Clause...............................................51
     7.13.    Confidentiality....................................................52
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
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SCHEDULES

          I                    Participants (Preamble, 7.01, Schedule 1.01)
          II                   Pricing Grid (Schedule 3.01)
          1.01                 Definitions
          1.02                 Rules of Construction
          3.01                 Initial Conditions Precedent
          4.01(g)              Litigation
          4.01(q)              Subsidiaries
          4.01(t)              Individual Property Representations
          5.02(a)              Existing Indebtedness
          5.02(b)              Existing Liens
          5.02(e)              Existing Investments


EXHIBITS

           A                   Land (2.01(a))
           B(1)                Facility 1 Lease Agreement (2.01(a))
           B(2)                Facility 2 Lease Agreement (2.01(b))
           C(1)                Facility 1 Purchase Agreement (2.01(a))
           C(2)                Facility 2 Purchase Agreement (2.01(b))
           D                   Facility 2 Construction Agency Agreement (2.01(b))
           E                   Acquisition Request (2.03(a))
           F                   Improvement/Expense Advance Request (2.03(b))
           G(1)                Commitment Extension Request (2.09(a))
           G(2)                Lease Extension Request (2.09(b))
           H                   Assignment of Construction Agreements (2.11(a))
           I                   Cash Collateral Agreement (2.11(a))
           J                   Assignment of Lease (2.11(b))
           K                   Lessor Deed of Trust (2.11(b))
           L                   Lessor Security Agreement (2.11(b))
           M                   Assignment Agreement (7.05(b))

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                             PARTICIPATION AGREEMENT

           THIS PARTICIPATION AGREEMENT (this "Agreement" herein), dated as of
October 15, 1997, is entered into by and among:

                     (1)   NOVELLUS SYSTEMS, INC., a California corporation
           ("Lessee");

                     (2)   LEASE PLAN U.S.A., INC., a Georgia corporation
           ("Lessor");

                     (3) Each of the Persons from time to time listed in
           Schedule 1 hereto, as amended from time to time (such Persons to be referred to collectively as the "Participants"); and

                     (4) ABN AMRO BANK N.V., acting through its San Francisco
           International Branch, as agent for the Participants (in such capacity, "Agent").

                                    RECITALS

           A. Lessee has requested Lessor and the Participants to provide to Lessee two lease facilities as follows:

                     (1) Pursuant to the first facility ("Facility 1"), Lessor would (a) purchase certain land designated by Lessee, (b) lease such land to Lessee, (c) make advances to finance certain related expenses and (d) grant to Lessee the right to purchase such property.

                     (2) Pursuant to the second facility ("Facility 2"), Lessor would (a) purchase the improvements to the Facility 1 Land and other property designated by Lessee, (b) lease such property to Lessee, (c) appoint Lessee as Lessor's agent to make certain improvements to such property and certain of the Facility 1 Land, (d) make advances to finance such improvements and to pay certain related expenses and (e) grant to Lessee the right to purchase such property.

                     (3) The Participants would participate in such lease facilities by (a) funding the purchase prices and other advances to be made by Lessor and (b) acquiring participation interests in the rental and certain other payments to be made by Lessee.

           B. Lessor and the Participants are willing to provide such lease facilities upon the terms and subject to the conditions set forth herein.

                                    AGREEMENT

           NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:



SECTION 1. INTERPRETATION.

           1.01. Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, each term set forth in Schedule 1.01, when used in this Agreement or any other Operative Document, shall have the respective meaning given to that term in Schedule 1.01 or in the provision of this Agreement or other document, instrument or agreement referenced in Schedule 1.01.

           1.02. Rules of Construction. Unless otherwise indicated in this Agreement or any other Operative Document, the rules of construction set forth in Schedule 1.02 shall apply to this Agreement and the other Operative Documents.

SECTION 2. LEASE FACILITIES.

           2.01.     Acquisition, Lease, Etc.

                     (a) Facility 1. Subject to the terms and conditions of this Agreement (including the limitations set forth in Subparagraph 2.01(c)):

                               (i) Lessor shall, on the Closing Date, purchase
                     (with funds provided by the Participants) the Tracts of land described in Exhibit A as the Tract 1 Land and the Tract 2 Land (as more fully defined in Schedule 1.01, the "Facility 1 Land"), together with any Appurtenant Rights thereto; and

                               (ii) Immediately upon the purchase by Lessor of
                     the Facility 1 Land on the Closing Date, Lessor and Lessee shall execute (A) a Facility 1 Lease Agreement in the form of Exhibit B(1) (the "Facility 1 Lease Agreement"), pursuant to which Lessor will lease to Lessee such property and (B) a Facility 1 Purchase Agreement in the form of Exhibit C(1) (the "Facility 1 Purchase Agreement"), pursuant to which Lessor grants to Lessee the right to purchase such property.

                     (b) Facility 2. Subject to the terms and conditions of this Agreement (including the limitations set forth in Subparagraph 2.01(c)):

                               (i) Lessor shall, on the Closing Date, purchase
                     (with funds provided by the Participants) (A) the Improvements to the Facility 1 Land (as more fully defined in Schedule 1.01, the "Facility 2 Improvements"), together with any Appurtenant Rights thereto and any other related property;

                               (ii) Immediately upon the purchase by Lessor of
                     the Facility 2 Improvements on the Closing Date, Lessor and Lessee shall execute (A) a Facility 2 Lease Agreement in the form of Exhibit B(2) (the "Facility 2 Lease Agreement"), pursuant to which Lessor will lease to Lessee such property, (B) a Facility 2 Purchase Agreement in the form of Exhibit C(2) (the "Facility 2 Purchase Agreement"), pursuant to which Lessor grants to Lessee the right to

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                     purchase such property and (C) a Facility 2 Construction
                     Agency Agreement in the form of Exhibit D (the "Facility 2 Construction Agency Agreement"), pursuant to which Lessee agrees to construct certain improvements to the Facility 2 Improvements; and

                               (iii) During the period beginning on the Closing
                     Date and ending on the first Business Day of the first full calendar month immediately succeeding the earliest of (A) September 30, 1998 (the "Outside Completion Date"), (B) the Completion Date and (C) the date on which the Unused Total Commitment is $0 (such first Business Day to be referred to as the "Commitment Termination Date"), Lessor shall, at the request of Lessee, make additional advances (with funds provided by the Participants) to pay Permitted Improvement Costs and Permitted Transaction Expenses under Facility 2 ("Improvement/Expense Advances").

                     (c) Advance Limitations. The advances made by Lessor to purchase property under the Facilities (collectively, the "Acquisition Advances") and the Improvement/Expense Advances made by Lessor under Facility 2 (the Acquisition Advances and the Improvement/Expense Advances to be referred to collectively as the "Advances") shall be made during the period commencing on the date of this Agreement and ending on the Commitment Termination Date (such period to be referred to as the "Commitment Period") and shall be subject to the following limitations:

                               (i) The aggregate amount of all Advances made by Lessor under Facility 1 shall not exceed $23,000,000;

                               (ii) The aggregate amount of all Advances made by Lessor under Facility 2 shall not exceed $30,000,000; and

                               (iii) The aggregate amount of all Advances made
                     by Lessor under both Facilities shall not exceed Fifty Million Dollars ($50,000,000) (the "Total Commitment").

           Each Advance shall consist of a Tranche A Portion, a Tranche B Portion and a Tranche C Portion. For accounting purposes, the Tranche A Portion and Tranche B Portion of each Advance shall constitute debt and the Tranche C Portion shall constitute equity.

           2.02.     Participation Agreement.

                     (a) Advances. Each Participant severally, unconditionally and irrevocably agrees with Lessor to participate in each Advance made by Lessor in an amount equal to such Participant's Proportionate Share of such Advance; provided, however, that the aggregate amount of each Participant's Proportionate Share of all Advances shall not exceed such Participant's Commitment. Each Participant shall fund its Proportionate Share of each Advance as provided in Subparagraph 2.05(a). Each Participant's

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           Proportionate Share of each Advance shall consist of such
           Participant's Tranche A Portion, Tranche B Portion and Tranche C Portion of such Advance.

                     (b) Payments. In consideration of each Participant's participation in each Advance made by Lessor, such Participant shall participate in the payments made by Lessee under this Agreement and the other Operative Documents as provided in Paragraph 2.06.

                     (c)       Other Rights of Participants and Agent.

                               (i) Until all amounts payable to Agent and
                     Participants under this Agreement and the other Operative Documents are paid in full, Lessee shall deliver all notices for Lessor under this Agreement and the other Operative Documents to Agent at the office or facsimile number and during the hours specified in Paragraph 7.01. Agent shall promptly furnish to Lessor and each Participant copies of each such notice and, in the case of each request for an Advance, shall notify each Participant of the amount of such Participant's Proportionate Share of the Advance requested thereby.

                               (ii) Lessor is not an agent for Participants or
                     Agent and may exercise or refrain from exercising its rights under this Agreement and the other Operative Documents in its discretion; provided, however that, until all amounts payable to Agent and Participants under this Agreement and the other Operative Documents are paid in full, (A) Lessor shall, subject to the limitations set forth in Section VI, be required to act or to refrain from acting upon instructions of the Required Participants as provided in Paragraph 6.03 and (B) Agent may exercise any or all of the rights and remedies of Lessor, and shall be entitled to the other benefits afforded Lessor, under this Agreement and the other Operative Documents.

                               (iii) Neither Agent nor any Participant shall
                     have any right, title or interest in the Property except for the Lien therein granted to Agent, for the benefit of the Participants, in the Lessor Deed of Trust and the Lessor Security Agreement.

           2.03.     Advance Requests.

                     (a) Acquisition Requests. Lessee shall request Lessor to make each purchase of property under this Agreement by delivering to Agent an irrevocable written request in the form of Exhibit E, appropriately completed (an "Acquisition Request"), which specifies, among other things:

                               (i) The Facility under which such purchase is to be made;

                               (ii)   The Property to be purchased;

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                               (iii)  The amount of the requested Acquisition
                     Advance to be made for such property, including the amount of the Acquisition Price for such property and the Permitted Transaction Expenses included in such Acquisition Advance; and

                               (iv) The Acquisition Date for such property,
                     which shall be a Business Day not later than October 31, 1997. (The Facility 1 Land and Facility 2 Improvements shall be acquired on the same Acquisition Date.)

                     (b) Improvement/Expense Advance Requests. Lessee shall request Lessor to make each Improvement/Expense Advance under Facility 2 by delivering to Lessor:

                               (i) An irrevocable written request in the form of
                     Exhibit F, appropriately completed (an "Improvement/Expense Advance Request"), which specifies, among other things:

                                          (A)  The amount of such Advance, which
                               shall be an integral multiple of $10,000;

                                          (B)  The date of such Advance, which
                               shall be the Closing Date or the first Business Day of a month; and

                                          (C) The Permitted Improvement Costs
                               and Permitted Transaction Expenses to be paid by such Advance; and

                               (ii) If the proceeds of such Advance are to be
                     used to purchase Related Goods:

                                          (A) A Supplement to Exhibit B to the
                               Facility 2 Lease Agreement in the form of Exhibit B(1) to the Lease Agreement (an "Exhibit B Supplement"), which contains a detailed description of such Related Goods; and

                                          (B) Bills of sale for all such Related
                               Goods showing Lessor as the purchaser.

           Lessee shall not request more than one (1) Improvement/Expense Advance in any calendar month.

                     (c) Delivery of Advance Requests. Etc. Lessee shall deliver each Acquisition Request for each Acquisition Advance to Lessor at least one (1) Business Days before the Closing Date. Lessee shall deliver each Improvement/Expense Advance Request to Lessor at least three (3) Business Days before the date of such Advance. The Acquisition Requests and Improvement/Expense Advance Requests (collectively, "Advance Requests") shall be delivered by first-class mail or facsimile as required by Subparagraph

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           2.02(c) and Paragraph 7.01; provided, however, that Lessee shall promptly deliver to Lessor the original of any Advance Request initially delivered by facsimile.

                     (d) Capitalization of Base Rent During Commitment Period. On each Scheduled Rent Payment Date occurring under Facility 2 during the Commitment Period, the Base Rent due under the Facility 2 Lease Agreement on such Scheduled Rent Payment Date shall be capitalized by automatically treating the amount of such Base Rent as an Improvement/Expense Advance made under Facility 2 on such Scheduled Rent Payment Date. Agent shall notify Lessor and each Participant of the amount of the Base Rent due on each such Scheduled Rent Payment Date and so treated as an Improvement/Expense Advance. Each such Improvement/Expense Advance shall be allocated to the Improvements to Tract 2.

           2.04.     Fees.

                     (a) Agent's Fees. Lessee shall pay to Agent, for its own account, agent's fees in the amounts and at the times set forth in the Agent's Fee Letter (the "Agent's Fees").

                     (b) Commitment Fees. Lessee shall pay to Agent, for the ratable benefit of the Participants as provided in clause (ii) of Subparagraph 2.06(c), commitment fees (the "Commitment Fees") of fifteen hundredths of one percent (0.15%) per annum on the daily average Unused Total Commitment for the period beginning on the Closing Date and ending on the Commitment Termination Date. Lessee shall pay the Commitment Fees in arrears on the first Business Day in each January, April, July and October (commencing January 1, 1998) and on the Commitment Termination Date (or if the Total Commitment is cancelled on a date prior to such day, on such prior date).

                     (c) Commitment Extension Fee. If Lessor and the Participants consent to any extension of the Commitment Termination Date requested by Lessee pursuant to Subparagraph 2.09(a), Lessee shall pay to Agent, for the ratable benefit of the Participants as provided in clause (iii) of Subparagraph 2.06(c), an extension fee (the "Commitment Extension Fee") equal to ten hundredths of one percent (0.10%) of the Unused Total Commitment on the date Lessee is notified by Agent of such consent. Lessee shall pay the Commitment Extension Fee on or prior to the Business Day immediately preceding the original Commitment Termination Date.

           2.05.     Funding of Advances.

                     (a) Participant Funding and Disbursement. Each Participant shall, before 11:00 a.m. on the date of each Advance, make available to Agent at its office specified in Paragraph 7.01, in same day or immediately available funds, such Participant's Proportionate Share of such Advance. After Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section III, Agent will promptly disburse such funds on behalf of Lessor, in same day or immediately available funds, as follows:

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                         (i) Agent shall disburse each Acquisition Advance on
                    the Closing Date to an escrow or other account established for payment of the applicable Acquisition Price and any related Permitted Transaction Expenses pursuant to the applicable Acquisition Agreement or otherwise as directed by Lessee in the Advance Request for such Acquisition Advance to pay such amounts.

                         (ii) Agent shall disburse each Improvement/Expense
                    Advance as directed by Lessee in the Advance Request for such Improvement/Expense Advance.

                     (b) Participant Failure to Fund. Unless Agent shall have received notice from a Participant prior to the date of any Advance that such Participant will not make available to Agent such Participant's Proportionate Share of such Advance, Agent may assume that such Participant has made such portion available to Agent on the date of such Advance in accordance with Subparagraph 2.05(a), and Agent may, in reliance upon such assumption, disburse the full amount of such Advance on such date; provided, however, that neither Agent nor Lessor shall have any obligation to make an Advance requested hereunder in an amount which exceeds the aggregate amount of funds actually received by Agent from the Participants on account of their respective Proportionate Shares of such Advance. If any Participant does not make the amount of its Proportionate Share of any Advance available to Agent on or prior to the date such Advance is made, such Participant shall pay to Agent, on demand, interest which shall accrue on such amount until made available to Agent at rates equal to
           (i) the daily Federal Funds Rate during the period from the date of such Advance through the third Business Day thereafter and (ii) the Base Rate plus two percent (2.0%) thereafter. A certificate of Agent submitted to any Participant with respect to any amounts owing under this Subparagraph 2.05(b) shall be conclusive absent manifest error. If any Participant's Proportionate Share of any Advance is not in fact made available to Agent by such Participant within three (3) Business Days after the date of such Advance, Lessee shall pay to Agent, on demand, an amount equal to such Proportionate Share together with interest thereon, for each day from the date such amount was made available to Lessee until the date such amount is repaid to Agent, at a per annum rate equal to the Base Rate plus two percent (2.0%).

                     (c) Participants' Obligations Several. The failure of any Participant to fund its Proportionate Share of any Advance shall not relieve any other Participant of its obligation hereunder to fund its Proportionate Share of such Advance, and no Participant shall be responsible for the failure of any other Participant to fund its Proportionate Share of any Advance on the date of such Advance.

           2.06.     Sharing of Payments.

                     (a) Outstanding Lease Amount. Payments applied to reduce the Outstanding Lease Amount under each Facility shall be shared as follows:


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                         (i) Each payment of the Outstanding Lease Amount under
                    a Facility derived from the purchase price paid by Lessee to purchase the Property under such Facility pursuant to the Purchase Agreement for such Facility shall be shared by the Participants pro rata according to their respective Outstanding Participation Amounts under such Facility at the time of such payment.

                         (ii) Each payment of the Outstanding Lease Amount under
                    a Facility derived from:

                              (A) The Residual Value Guaranty Amount paid by
                          Lessee pursuant to the Purchase Agreement for such Facility; or

                              (B) The Principal Component of Base Rent;

                    Shall be shared first by the Tranche A Participants pro rata according to their respective Outstanding Tranche A Participation Amounts at the time of such payment; second, if any amounts remain after all Outstanding Tranche A Participation Amounts are paid in full, by the Tranche B Participants pro rata according to their respective Outstanding Tranche B Participation Amounts at the time of such payment; and third, if any amounts remain after all Outstanding Tranche A Participation Amounts and all Outstanding Tranche B Participation Amounts are paid in full, by the Tranche C Participants pro rata according to their respective Outstanding Tranche C Participation Amounts at the time of such payment.

                         (iii) Each payment of the Outstanding Lease Amount
                    under a Facility derived from:

                                          (A) the purchase price paid by a
                               Designated Purchaser to purchase the Property under such Facility pursuant to the Purchase Agreement for such Facility;

                                          (B) the Indemnity Amount paid by
                               Lessee pursuant to the Purchase Agreement for such Facility; or

                                          (C) Casualty Proceeds or Condemnation
                               Proceeds related to any of the Property under such Facility;

                     Shall be shared first by the Tranche B Participants pro rata according to their respective Outstanding Tranche B Participation Amounts at the time of such payment; second, if any amounts remain after all Outstanding Tranche B Participation Amounts are paid in full, by the Tranche C Participants pro rata according to their respective Outstanding Tranche C Participation Amounts at the time of such payment; and third, if any amounts remain after all Outstanding Tranche B Participation Amounts and all Outstanding Tranche C Participation

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

                     Amounts are paid in full, by the Tranche A Participants pro rata according to their respective Outstanding Tranche A Participation Amounts at the time of such payment.

                               (iv) Each payment of the Outstanding Lease Amount
                     under a Facility derived from the purchase price paid by any other Person to purchase the Property under such Facility (whether after the retention of such Property by Lessor following the Expiration Date of the Lease Agreement for such Facility, upon foreclosure or otherwise) shall be shared first by the Tranche B Participants pro rata according to their respective Outstanding Tranche B Participation Amounts at the time of such payment; second, if any amounts remain after all Outstanding Tranche B Participation Amounts are paid in full, by the Tranche A Participants pro rata according to their respective Outstanding Tranche A Participation Amounts at the time of such payment; and third, if any amounts remain after all Outstanding Tranche B Participation Amounts and all Outstanding Tranche A Participation Amounts are paid in full, by the Tranche C Participants pro rata according to their respective Outstanding Tranche C Participation Amounts at the time of such payment.

                     (b)       Interest Component of Base Rent.

                               (i) Each payment applied to the Interest
                     Component of Base Rent under either Facility and attributable to the Outstanding Tranche A Amount and Outstanding Tranche B Amount under such Facility shall be shared by the Tranche A Participants and Tranche B Participants which funded such Outstanding Tranche A Amount and Outstanding Tranche B Amounts pro rata according to (i) the respective Outstanding Tranche A Participation Amounts and Outstanding Tranche B Participation Amounts of such Participants and (ii) the dates on which such Participants so funded such amounts.

                               (ii) Each payment applied to the Interest
                     Component of Base Rent under either Facility and attributable to the Outstanding Tranche C Amount under such Facility shall be shared by the Tranche C Participants which funded such Outstanding Tranche C Amount pro rata according to (i) the respective Outstanding Tranche C Participation Amounts of such Participants and (ii) the dates on which such Participants so funded such amounts.

                     (c) Supplemental Rent. Each payment applied to Supplemental Rent under either Facility shall be shared by the Lessor Parties as follows:

                              (i) Each payment applied to Agent's Fees shall be
                     solely for the account of Agent.

                             (ii) Each payment applied to Commitment Fees shall
                    be shared by the Participants pro rata according to (A) their respective Proportionate Shares and


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                    (B) in the case of each Participant which becomes a
                    Participant hereunder after the date hereof, the date upon which such Participant so became a Participant.

                            (iii) Each payment applied to the Commitment
                    Extension Fee shall be shared by the Participants pro rata according to their respective Proportionate Shares on the date of such payment.

                            (iv) Each payment applied to reimburse any Lessor
                    Party for any fees, costs and expenses incurred by such Lessor Party shall be solely for the account of such Lessor Party.

                             (v) Each payment of interest (other than Base Rent)
                    shall be shared among the Lessor Parties owed the amount upon which such interest accrues pro rata according to (A) the respective amounts so owed such Lessor Parties and (B) the dates on which such amounts became owing to such Lessor Parties.

                             (vi) All other payments under this Agreement and
                    the other Operative Documents shall be for the benefit of the Person or Persons specified.

                     (d) Disproportionate Payments, Etc. If any Participant shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of amounts owed to it in excess of its ratable share of payments on account of such amounts obtained by all Participants entitled to such payments, such Participant shall forthwith purchase from the other Participants such participations in the payments to be made under the Operative Documents as shall be necessary to cause such purchasing Participant to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Participant, such purchase shall be rescinded and each other Participant shall repay to the purchasing Participant the purchase price to the extent of such recovery together with an amount equal to such other Participant's ratable share (according to the proportion of (i) the amount of such other Participant's required repayment to (ii) the total amount so recovered from the purchasing Participant) of any interest or other amount paid or payable by the purchasing Participant in respect of the total amount so recovered. Lessee agrees that any Participant so purchasing a participation from another Participant pursuant to this Subparagraph 2.06(d) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Participant were the direct creditor of Lessee in the amount of such participation.

           2.07.     Other Payment Terms.

                     (a) Place and Manner of Payments by Lessee. Lessee shall make all payments due to any Lessor Party under this Agreement and the other Operative Documents by payments to Agent, for the account of such Person, at Agent's office, located at the address specified in Paragraph 7.01, with each payment due to a Participant to be for the account of such Participant's Applicable Participating Office. Lessee shall make all payments in lawful money of the United States and in same day or immediately available funds not later than 11:00 a.m. on the date due. Agent shall promptly disburse to the appropriate Person each such payment received by Agent for such Person.

                     (b) Date. Whenever any payment due under this Agreement or any other Operative Document shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of Rent, interest or fees, as the case may be.

                     (c) Late Payments. If any amounts required to be paid by Lessee under this Agreement or any other Operative Document (including Rent, interest, fees or other amounts) remain unpaid after such amounts are due, Lessee shall pay interest on the aggregate, outstanding balance of such amounts from the date due until those amounts are paid in full at a per annum rate equal to the Base Rate plus two percent (2.0%), such rate to change from time to time as the Base Rate shall change.

                     (d) Application of Payments. All payments under this Agreement and the other Operative Documents on account of either Facility shall be applied first to unpaid fees, costs and expenses then due and payable under this Agreement or any other Operative Document on account of such Facility, second to the accrued Interest Component of Base Rent then due and payable under this Agreement or any other Operative Document on account of such Facility and finally to the Principal Component of Base Rent or otherwise to reduce the Outstanding Lease Amount under such Facility. If any payments are not clearly on account of either Facility, Lessor may apply such payments to either Facility in its discretion; provided, however, that Lessee may direct Lessor to apply such payments to the Facility designated by Lessee if no Default has occurred and is continuing.

                     (e) Failure to Pay Agent. Unless Agent shall have received notice from Lessee at least one (1) Business Day prior to the date on which any payment is due to Lessor or the Participants under this Agreement or the other Operative Documents that Lessee will not make such payment in full, Agent may assume that Lessee has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to the appropriate Persons on such due date an amount equal to the amount then due such Persons. If and to the extent Lessee shall not have so made such payment in full to Agent, each such Person shall repay to Agent forthwith on demand such amount distributed to such Person together with interest thereon, for each day from the date such amount is distributed to such Person until the date such Person repays such amount to Agent, at (i) the Federal Funds Rate for the first three (3) days and (ii) the Base Rate plus two percent (2.0%) thereafter, such rate to change from time to time as the Base Rate shall change. A certificate of Agent submitted to any Person with respect to any amounts owing by such Person under this Subparagraph 2.07(e) shall be conclusive absent manifest error.

           2.08.     Commitment Reductions.

                     (a) Reduction or Cancellation of Commitments. Lessee may, at any time prior to the Commitment Termination Date, upon five (5) Business Days written notice to Lessor, permanently reduce the Total Commitment by the amount of Five Million Dollars ($5,000,000) or an integral multiple of One Million Dollars ($1,000,000) in excess thereof or cancel the Total Commitment in its entirety.

                     (b) Effect of Commitment Reductions. From the effective date of any reduction of the Total Commitment, the Commitment Fees shall be computed on the basis of the Total Commitment as so reduced. Once reduced or cancelled, the Total Commitment may not be increased or reinstated without the prior written consent of Lessor and all Participants. Any reduction of the Total Commitment pursuant to this Paragraph 2.08 shall be applied ratably to reduce each Participant's Commitment pro rata in accordance with its Proportionate Share.

           2.09.     Extensions.

                     (a) Commitment Extension. Lessee may request Lessor to extend the Commitment Termination Date for an additional period of six (6) months by appropriately completing, executing and delivering to Agent a written request in the form of Exhibit G(1) (a "Commitment Extension Request"). Lessee shall deliver the Commitment Extension Request to Agent not more than three (3) months and not less than two
           (2) months before the original Commitment Termination Date. Agent shall promptly deliver to Lessor and each Participant three (3) copies of each Commitment Extension Request received by Agent. If Lessor or a Participant, in its sole and absolute discretion, consents to the Commitment Extension Request, such Person shall evidence such consent by executing and returning two (2) copies of the Commitment Extension Request to Agent not later than the last Business Day which is not less than twelve (12) Business Days prior to the original Commitment Termination Date. Any failure by Lessor or any Participant so to execute and return a Commitment Extension Request shall be deemed a denial thereof. If Lessee shall deliver a Commitment Extension Request to Lessor pursuant to the first sentence of this Subparagraph 2.09(a), then not later than ten (10) Business Days prior to the original Commitment Termination Date, Agent shall notify Lessee, Lessor and the Participants in writing whether (i) Agent has received a copy of the Commitment Extension Request executed by Lessor and each Participant, in which case the definition of "Commitment Termination Date" set forth in Subparagraph 2.01(i) of this Agreement shall be deemed extended to the date which is six (6) months after the original Commitment Termination Date (subject to receipt by Agent of the Commitment Extension Fee), or (ii) Agent has not received a copy of the Commitment Extension Request executed by Lessor and each Participant, in which case such Commitment Extension Request shall be deemed denied. Lessee acknowledges that neither Lessor nor any Participant has promised (either expressly or implicitly), or has any obligation or commitment, to extend or consent to the extension of the Commitment Termination Date at any time.

                     (b) Lease Extension. Lessee may request Lessor to extend the original Scheduled Expiration Date of each Lease Agreement for an additional period of three (3) years by appropriately completing, executing and delivering to Agent a written request in the form of Exhibit G(2), together with an attachment thereto setting forth the terms upon which Lessee would propose for the requested extension (a "Lease Extension Request"). Lessee shall deliver each Lease Extension Request to Agent not more than twelve (12) months and not less than nine (9) months before the original Scheduled Expiration Date. Agent shall promptly deliver to Lessor and each Participant three (3) copies of each Lease Extension Request received by Agent. If Lessor or a Participant, in its sole and absolute discretion, consents to a Lease Extension Request, such Person shall evidence such consent by executing and returning two (2) copies of such Lease Extension Request to Agent not later than the last Business Day which is not less than seven (7) months prior to the original Scheduled Expiration Date for the applicable Lease Agreement. Any failure by Lessor or any Participant so to execute and return a Lease Extension Request shall be deemed a denial thereof. If Lessee shall deliver a Lease Extension Request to Lessor pursuant to the first sentence of this Subparagraph 2.09(b), then not later than the last Business Day which is not less than six (6) months prior to the original Scheduled Expiration Date for the applicable Lease Agreement, Agent shall notify Lessee, Lessor and the Participants in writing whether (i) Agent has received a copy of the Lease Extension Request executed by Lessor and each Participant, in which case the definition of "Scheduled Expiration Date" set forth in Subparagraph 2.02(a) of the applicable Lease Agreement shall be deemed extended to the date which is three (3) years after the original Scheduled Expiration Date (subject to the receipt by Agent of any amounts payable by Lessee in connection with such extension), or (ii) Agent has not received a copy of the Lease Extension Request executed by Lessor and each Participant, in which case such Lease Extension Request shall be deemed denied. Lessee acknowledges that neither Lessor nor any Participant has promised (either expressly or implicitly), or has any obligation or commitment, to extend or consent to the extension of the Scheduled Expiration Date for either Lease Agreement at any time.

           2.10. Nature of the Transactions. Lessee and the Lessor Parties intend that the transactions evidenced by this Agreement and the other Operative Documents constitute operating leases for accounting purposes and loans secured by the Property for all other purposes, including federal, state and local income tax purposes and commercial, real estate and bankruptcy law purposes. To the extent that this Agreement and the other Operative Documents reflect the lease form alone, they do so for convenience only. Lessee and the Lessor Parties intend that the Operative Documents have the dual form referred to in the first sentence of this paragraph, notwithstanding the use of the lease form alone.

                     (a) Tax Treatment. For purposes of all income, franchise and other taxes imposed upon or measured by income, Lessee and Lessor Parties intend that the transactions evidenced by the Operative Documents shall be treated as loans by the Participants (through Lessor) to Lessee secured by the Property, with Lessee as owner of the Property. Lessee and the Lessor Parties may only take deductions, credits, allowances and other reporting positions on their respective returns, reports and statements which are consistent with such treatment, unless required to do otherwise by an appropriate taxing authority or after a clearly applicable change in applicable Governmental Rules; provided, however, that if an appropriate taxing authority or a clearly applicable change in applicable Governmental Rules requires any Lessor Party to take such an inconsistent position, such Lessor Party shall promptly notify Lessee.

                     (b) Other Legal Treatment. For purposes of commercial law, real property law, bankruptcy law and other applicable laws, Lessee and Lessor Parties also intend that the transactions evidenced by the Operative Documents shall be treated as loans by the Participants (through Lessor) to Lessee secured by the Property, with Lessee as owner of the Property. Consistent with such treatment, Lessee and the Lessor Parties intend that, among other things for such purposes, (i) the Advances be treated as loans to Lessee by the Participants (through Lessor); (ii) the Advances be secured by the Property and the Lessor Parties have the rights and remedies of secured lenders;
           (iii) Base Rent be treated as interest on the Advances; (iv) Lessee be required to pay on the applicable Expiration Date only the Residual Value Guaranty Amount, the Indemnity Amount and the other amounts required by Subparagraph 4.06(b) of the applicable Purchase Agreement (or Subparagraph 4.06(c) if Lessor is retaining the Property) if Lessee exercises the Marketing Option in accordance with the applicable Purchase Agreement; and (v) Lessee be required to pay on the applicable Expiration Date the applicable Outstanding Lease Amount and all other amounts outstanding under this Agreement and the other Operative Documents (including amounts required by Subparagraph 4.06(a) of the applicable Purchase Agreement) if the applicable Lease Agreement is terminated prior to its Scheduled Expiration Date after an Event of Default occurs under such Lease Agreement or if Lessee fails to or is otherwise not entitled to exercise the Marketing Option in accordance with the applicable Purchase Agreement.

                     (c) No Reliance by Lessee. Lessee acknowledges and agrees that no Lessor Party has made any representations or warranties to Lessee concerning the tax, accounting or legal characteristics of the Operative Documents and that Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate.

           2.11.   Security.

                   (a)   Lessee Obligations.

                         (i) To the extent that the transaction evidenced by the
                    Lease Agreement, Purchase Agreement and other Operative Documents for either Facility is treated as a loan by the Participants (through Lessor) to Lessee secured by the Property for such Facility, with Lessee as owner of such Property pursuant to Paragraph 2.10, the Lessee Obligations under such Facility shall be secured by such Property and the other Real Property Collateral for such Facility and, in the case of Facility 2, Personal Property Collateral for such Facility (collectively, the

                    "Property Collateral") as provided in Subparagraphs 2.07(a) and 2.07(b) of the applicable Lease Agreement and, in the case of Facility 2, in an Assignment of Construction Agreements in the form of Exhibit H, duly executed by Lessee (the "Assignment of Construction Agreements").

                         (ii) In addition to the Property Collateral for each
                    Facility, the Lessee Obligations under each Facility may be secured, at Lessee's election, by a Cash Collateral Agreement in the form of Exhibit I, duly executed by Lessee (the "Cash Collateral Agreement") , and Cash Collateral delivered to Agent or Participants pursuant to the Cash Collateral Agreement. If Lessee elects to deliver any Cash Collateral pursuant to the Cash Collateral Agreement to decrease the Applicable Margin for the LIBOR Rental Rate under a Lease Agreement, Lessee shall deliver to Agent, five
                    (5) Business Days' prior to the delivery of such Cash Collateral, notice of such election and an opinion of its counsel in form and substance reasonably satisfactory to Lessor regarding the Cash Collateral Agreement and such Cash Collateral and shall deliver such Cash Collateral only on a Scheduled Rent Payment Date under the applicable Lease Agreement. Lessee may withdraw any Cash Collateral held pursuant to the Cash Collateral Agreement only as provided in the Cash Collateral Agreement.

                         (iii) Lessee shall deliver to Lessor and Agent such
                    additional mortgages, deeds of trust, security agreements, pledge agreements, lessor consents and estoppels (containing appropriate mortgagee and lender protection language) and other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements and fixture filings and landlord waivers) as Lessor or Agent may reasonably request to (A) grant, perfect, maintain, protect and evidence security interests in favor of Lessor or Agent in the Property Collateral and Cash Collateral prior to the Liens or other interests of any Person, except in the case of the Property Collateral for Permitted Property Liens; and (B) otherwise establish, maintain, protect and evidence the rights provided to Lessor and Agent in the Property Collateral and Cash Collateral. Lessee shall fully cooperate with Lessor and Agent and perform all additional acts reasonably requested by Lessor or Agent to effect the purposes of this Subparagraph 2.11(a).

                     (b) Lessor Obligations.

                         (i) The Lessor Obligations shall be secured by the
                    following:

                              (A) An Assignment of Lease Agreement and Purchase
                         Agreement in the form of Exhibit J, duly executed by Lessor (the "Assignment of Lease");

                              (B) A Construction Deed of Trust with Assignment
                         of Rents, Security Agreement and Fixture Filing in the form of Exhibit K, duly executed by Lessor (the "Lessor Deed of Trust"); and

                              (C) A Security Agreement in the form of Exhibit L,
                         duly executed by Lessor (the "Lessor Security Agreement").

                         (ii) Lessor shall deliver to Agent such additional
                    mortgages, deeds of trust, security agreements, pledge agreements, lessor consents and estoppels (containing appropriate mortgagee and lender protection language) and other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements and fixture filings and landlord waivers) as Agent may reasonably request to (A) grant, perfect, maintain, protect and evidence security interests in favor of Agent in Lessor's rights in the Property Collateral and Cash Collateral; and (B) otherwise establish, maintain, protect and evidence the rights provided to Agent in the Property Collateral and Cash Collateral. Lessor shall fully cooperate with Agent and perform all additional acts reasonably requested by Agent to effect the purposes of this Subparagraph 2.11(b).

                         (iii) Lessee hereby consents to the Assignment of
                    Lease, the Lessor Deed of Trust and the Lessor Security Agreement; the Liens granted to Agent therein; and all other Liens granted to Agent in any of the Operative Documents and the Property to secure the Lessor Obligations.

           2.12.     Change of Circumstances.

                     (a) Inability to Determine Rates. If, on or before the first day of any Rental Period, (i) any Participant shall advise Agent that the LIBOR Rental Rate for such Rental Period cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market or (ii) any Participant shall advise Agent that the LIBOR Rental Rate for such Rental Period does not adequately and fairly reflect the cost to such Participant of funding its portion of the Outstanding Lease Amount under the applicable Facility, Agent shall immediately give notice of such condition to Lessee, Lessor and the other Participants. After the giving of any such notice (and until Agent shall otherwise notify Lessee and Lessor that the circumstances giving rise to such condition no longer exist), the LIBOR Rental Rate shall be unavailable and the Rental Rate for each Rental Period shall be the Alternate Rental Rate.

                     (b) Illegality. If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by Lessor or any Participant with any request or directive (whether or not having the force of law) of any Governmental Authority (a "Change of Law") shall make it unlawful or impossible for any Participant to fund or maintain its portion of the Outstanding Lease Amount under either Facility at the LIBOR Rental Rate, such Participant shall immediately notify Agent and Agent shall immediately notify Lessee, Lessor and the other Participants of such Change of Law. After the giving of any such notice (and until Agent shall otherwise notify Lessee and Lessor that such Change of Law is no longer in effect), the LIBOR Rental Rate shall be unavailable and the Rental Rate under both Facilities for each Rental Period shall be the Alternate Rental Rate.

                     (c) Increased Costs. If, after the date of this Agreement, any Change of Law:

                         (i) Shall subject Lessor or any Participant to any tax,
                    duty or other charge with respect to the Outstanding Lease Amount under either Facility, or shall change the basis of taxation of Base Rent payments by Lessee to Lessor or any Participant under this Agreement or any other Operative Document (except for changes in the rate of taxation on the overall net income of Lessor or any Participant imposed by its jurisdiction of incorporation, the jurisdiction in which its principal executive office is located or, in the case of any Participant, the jurisdiction in which its Applicable Participating Office is located); or

                         (ii) Shall impose, modify or hold applicable any
                    reserve (excluding any Reserve Requirement or other reserve to the extent included in the calculation of the LIBOR Rental Rate), special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by Lessor or any Participant for its portion of the Outstanding Lease Amount under either Facility; or

                         (iii) Shall impose on Lessor or any Participant any
                    other condition related to the Outstanding Lease Amount under either Facility, Base Rent under either Facility or Lessor's or such Participant's commitments hereunder;

           And the effect of any of the foregoing is to increase the cost to Lessor or such Participant of funding or maintaining its portion of the Outstanding Lease Amount under either Facility or commitments or to reduce any amount receivable by Lessor or such Participant hereunder; then Lessee shall from time to time within five (5) Business Days after demand by Lessor or such Participant, pay to Lessor or such Participant additional amounts sufficient to reimburse Lessor or such Participant for such increased costs or to compensate Lessor or such Participant for such reduced amounts. A certificate as to the amount of such increased costs or reduced amounts, submitted by Lessor or such Participant to Lessee shall, in the absence of manifest error, be conclusive and binding on Lessee for all purposes. The obligations of Lessee under this Subparagraph 2.12(c) shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

                     (d) Capital Requirements. If, after the date of this Agreement, Lessor or any Participant determines that (i) any Change of Law affects the amount of capital required or expected to be maintained by such Person or any other Person controlling such Person

           (a "Capital Adequacy Requirement") and (ii) the amount of capital maintained by such Person or such other Person which is attributable to or based upon the Advances, the commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Person's or such other Person's policies with respect to capital adequacy), Lessee shall pay to such Person or such other Person, within five (5) Business Days after demand of such Person, such amounts as such Person or such other Person shall determine are necessary to compensate such Person or such other Person for the increased costs to such Person or such other Person of such increased capital. A certificate of Lessor or any Participant setting forth in reasonable detail the computation of any such increased costs, delivered by such Person to Lessee shall, in the absence of manifest error, be conclusive and binding on Lessee for all purposes. The obligations of Lessee under this Subparagraph 2.12(d) shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

                     (e) Mitigation. If Lessor or any Participant becomes aware of (i) any Change of Law which will make it unlawful or impossible for such Person to fund or maintain its portion of the Outstanding Lease Amount under either Facility at the LIBOR Rental Rate or (ii) any Change of Law or other event or condition which will obligate Lessee to pay any amount pursuant to Subparagraph 2.12(c) or Subparagraph 2.12(d), such Person shall notify Lessee and Agent thereof as promptly as practical. If any Person has given notice of any such Change of Law or other event or condition and thereafter becomes aware that such Change of Law or other event or condition has ceased to exist, such Person shall notify Lessee and Agent thereof as promptly as practical. Each Person affected by any Change of Law which makes it unlawful or impossible for such Person to fund or maintain its portion of the Outstanding Lease Amount under either Facility at the LIBOR Rental Rate or to which Lessee is obligated to pay any amount pursuant to Subparagraph 2.12(c) or Subparagraph 2.12(d) shall use reasonable commercial efforts (including changing the jurisdiction of its Applicable Participating Office) to avoid the effect of such Change of Law or to avoid or materially reduce any amounts which Lessee is obligated to pay pursuant to Subparagraph 2.12(c) or Subparagraph 2.12(d) if, in the reasonable opinion of such Person, such efforts would not be disadvantageous to such Person or contrary to such Person's normal banking practices.

           2.13.     Taxes on Payments.

                     (a) Payments Free of Taxes. All payments made by Lessee under this Agreement and the other Operative Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future Indemnified Taxes, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority. If any Indemnified Taxes are required to be withheld from any amounts payable to any Lessor Party hereunder or under the other Operative Documents, the amounts so payable to such Lessor Party shall be increased to the extent necessary to yield to such Lessor Party (after payment of all Indemnified Taxes) the Base Rent or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Operative Documents. Whenever any Indemnified Taxes are payable by Lessee, as promptly as possible thereafter, Lessee shall send to Agent for its own account or for the account of Lessor or such Participant, as the case may be, a certified copy of an original official receipt received by Lessee showing payment thereof. If Lessee fails to pay any Indemnified Taxes when due to the appropriate taxing authority or fails to remit to Agent the required receipts or other required documentary evidence, Lessee shall indemnify the Lessor Parties for any incremental taxes, interest or penalties that may become payable by the Lessor Parties as a result of any such failure. The obligations of Lessee under this Subparagraph 2.13(a) shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

                     (b) Withholding Exemption Certificates. On or prior to the Closing Date or, if such date does not occur within thirty (30) days after the date of this Agreement, by the end of such 30-day period, Lessor, if it is not incorporated under the laws of the United States of America or a state thereof, and each Participant which is not incorporated under the laws of the United States of America or a state thereof shall deliver to Lessee and Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or successor applicable form), as the case may be, certifying in each case that Lessor or such Participant, as the case may be, is entitled to receive payments under this Agreement and the other Operative Documents without deduction or withholding of any United States federal income taxes. Each Person which delivers to Lessee and Agent a Form 1001 or 4224 pursuant to the immediately preceding sentence further undertakes to deliver to Lessee and Agent two further copies of Form 1001 or 4224 (or successor applicable forms), or other manner of certification or procedure, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Lessee and Agent, and such extensions or renewals thereof as may reasonably be requested by Lessee or Agent, certifying in the case of a Form 1001 or 4224 that such Person is entitled to receive payments under this Agreement and the other Operative Documents without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent Lessor or a Participant from duly completing and delivering any such form with respect to it and Lessor or such Participant advises Lessee and Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                     (c) Mitigation. If any Lessor Party claims any additional amounts to be payable to it pursuant to this Paragraph 2.13, such Lessor Party shall use reasonable commercial efforts to file any certificate or document requested in writing by Lessee (including copies of Internal Revenue Service Form 1001 (or successor forms) reflecting a reduced rate of withholding) or to change the jurisdiction of its Applicable Participating Office if the making of such a filing or such change in the jurisdiction of its Applicable Participating Office would avoid the need for or materially reduce the amount of any such additional amounts which may thereafter accrue and if, in the reasonable opinion of a Participant, in the case of a change in the jurisdiction of its Applicable Participating

           Office, such change would not be disadvantageous to such Person or contrary to such Person's normal banking practices.

                     (d) Tax Returns. Nothing contained in this Paragraph 2.13 shall require any Lessor Party to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential).

           2.14. Funding Loss Indemnification. If Lessee shall (a) pay any portion of the Outstanding Lease Amount under either Facility on any day other than the last day of a Rental Period (whether an optional payment, a mandatory payment or otherwise) or (b) cancel or otherwise fail to consummate any Advance Request which has been delivered to Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), Lessee shall, upon demand by Lessor or any Participant, reimburse such Person for and hold such Person harmless from all costs and losses incurred by such Person as a result of such payment, cancellation or failure. Lessee understands that such costs and losses may include, without limitation, losses incurred by Lessor or a Participant as a result of funding and other contracts entered into by such Person to fund its portion of the Outstanding Lease Amount under the applicable Facility. Each Person demanding payment under this Paragraph 2.14 shall deliver to Lessee, with a copy to Agent, a certificate setting forth the amount of costs and losses for which demand is made, which certificate shall set forth in reasonable detail the calculation of the amount demanded. Such a certificate so delivered to Lessee shall constitute prima facie evidence of such costs and losses. The obligations of Lessee under this Paragraph 2.14 shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

           2.15. Replacement of Participants. If any Participant shall (a) become a Defaulting Participant more than two (2) times in a period of twelve
(12) consecutive months, (b) continue as a Defaulting Participant for more than five (5) Business Days at any time, (c) deliver, pursuant to Subparagraph 2.12(b), a notice of a Change of Law which does not affect Required Participants, or (d) demand any payment under Subparagraph 2.12(c), 2.12(d) or 2.13(a) for a reason which is not applicable to Required Participants, then Agent may (or upon the written request of Lessee if no Event of Default has occurred and is continuing, shall) replace such Participant (the "affected Participant"), or cause such affected Participant to be replaced, with another Person (the "replacement Participant") satisfying the requirements of an Eligible Assignee under Subparagraph 7.05(b), by having the affected Participant sell and assign all of its rights and obligations under this Agreement and the other Operative Documents to the replacement Participant pursuant to Subparagraph 7.05(b); provided, however, that if Lessee seeks to exercise such right, it must do so within sixty (60) days after it first knows or should have known of the occurrence of the event or events giving rise to such right, and no Lessor Party shall have any obligation to identify or locate a replacement Participant for Lessee. Upon receipt by any affected Participant of a written notice from Agent stating that Agent is exercising the replacement right set forth in this Paragraph 2.15, such affected Participant shall sell and assign all of its rights and obligations under this Agreement and the other Operative Documents to the replacement Participant pursuant to an Assignment Agreement and Subparagraph 7.05(b) for a purchase price equal to the sum of its portion of the Outstanding Lease Amount, the accrued and unpaid portion of the Base Rent relating to such portion and its ratable share of all fees to which it is entitled.

SECTION 3.  CONDITIONS PRECEDENT

           3.01. Acquisition Advances. The obligation of Lessor to make the Acquisition Advances (and the obligations of the Participants to fund their respective Proportionate Shares of the Acquisition Advances) on the Closing Date is (are) subject to receipt by Agent, on or prior to the Closing Date, of each item listed in Schedule 3.01, each in form and substance satisfactory to Lessor, Agent and each Participant, and with sufficient copies for, Lessor, Agent and each Participant.

           3.02. Improvement/Expense Advances. The obligation of Lessor to make each Improvement/Expense Advance for each Tract of Property (and the obligations of the Participants to fund their respective Proportionate Shares of such Advance) is (are) subject to (a) satisfaction of the conditions set forth in Paragraph 3.01; (b) receipt by Agent pursuant to Paragraph 2.03 of the Advance Request for such Advance, appropriately completed and duly executed by Lessee; and (c) receipt by Agent of date-down endorsements to Agent's and Lessor's title insurance policies covering such Tract or binders acceptable to Agent and Lessor.

           3.03. Other Conditions Precedent. The occurrence of each Credit Event (including the making of each Advance by Lessor and the funding of each Advance by the Participants) is subject to the further conditions that, on the date such Credit Event is to occur and after giving effect to such Credit Event, the following shall be true and correct:

                     (a) The representations and warranties of Lessee set forth in Paragraph 4.01 and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

                     (b) No Default has occurred and is continuing or will result from such Credit Event; and

                     (c) All of the Operative Documents are in full force and effect.

The submission by Lessee to Lessor and Agent of each Advance Request, each Notice of Rental Period Selection and a Notice of Marketing Option Exercise shall be deemed to be a representation and warranty by Lessee that each of the statements set forth above in this Paragraph 3.03 is true and correct as of the date of such request and notice.

           3.04. Covenant to Deliver. Lessee agrees (not as a condition but as a covenant) to deliver to Lessor and Agent each item required to be delivered to Lessor and Agent as a condition to each Advance if such Advance is made. Lessee expressly agrees that the making of any Advance prior to the receipt by Lessor and Agent of any such item shall not constitute a waiver by Lessor, Agent or any Participant of Lessee's obligation to deliver such item, unless expressly waived in writing.

SECTION 4. REPRESENTATIONS AND WARRANTIES

           4.01. Lessee's Representations and Warranties. In order to induce the Lessor Parties to enter into this Agreement and the other Operative Documents to which they are parties, Lessee hereby represents and warranties to the Lessor Parties as follows:

                     (a) Due Incorporation, Qualification, etc. Each of Lessee and Lessee's Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed is reasonably likely to have a Material Adverse Effect.

                     (b) Authority. The execution, delivery and performance by Lessee of each Operative Document executed, or to be executed, by Lessee and the consummation of the transactions contemplated thereby
           (i) are within the power of Lessee and (ii) have been duly authorized by all necessary actions on the part of Lessee.

                     (c) Enforceability. Each Operative Document executed, or to be executed, by Lessee has been, or will be, duly executed and delivered by Lessee and constitutes, or will constitute, a legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

                     (d) Non-Contravention. The execution and delivery by Lessee of the Operative Documents executed by Lessee and the performance and consummation of the transactions contemplated thereby do not (i) violate any Requirement of Law applicable to Lessee; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of Lessee; or (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of Lessee (except such Liens as may be created in favor of Lessor or Agent pursuant to this Agreement or the other Operative Documents).

                     (e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Operative Documents executed by Lessee and the performance and consummation by Lessee of the transactions contemplated thereby, except such as have been made or obtained and are in full force and effect.

                     (f) No Violation or Default. Neither Lessee nor any of its Subsidiaries is in violation of or in default with respect to (i) any Requirement of Law applicable to such Person; (ii) any Contractual Obligation of such Person (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default is reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, neither Lessee nor any of its Subsidiaries (A) has violated any Environmental Laws, (B) has any liability under any Environmental Laws or (C) has received notice or other communication of an investigation or is under investigation by any Governmental Authority having authority to enforce Environmental Laws, where such violation, liability or investigation is reasonably likely to have a Material Adverse Effect. No Default has occurred and is continuing.

                     (g) Litigation. Except as set forth in Schedule 4.01(g), no actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of Lessee, threatened against Lessee or any of its Subsidiaries at law or in equity in any court or before any other Governmental Authority which (i) is reasonably likely (alone or in the aggregate) to have a Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by Lessee of the Operative Documents or the transactions contemplated thereby. The representations and warranties set forth in Schedule 4.01(g) are true and correct.

                     (h) Title; Possession Under Leases. Except as set forth in
           Schedule 4.01(g), Lessee and its Subsidiaries own and have good and marketable title, or a valid leasehold interest in, all their respective properties and assets as reflected in the most recent Financial Statements delivered to Agent (except those assets and properties disposed of in the ordinary course of business or otherwise in compliance with this Agreement since the date of such Financial Statements) and all respective assets and properties acquired by Lessee and its Subsidiaries since such date (except those disposed of in the ordinary course of business or otherwise in compliance with this Agreement), except in any case where the failure so to own or to have such title is not reasonably likely to have a Material Adverse Effect. Such assets and properties are subject to no Lien, except for Permitted Liens. Each of Lessee and its Subsidiaries has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of Lessee and its Subsidiaries enjoys peaceful and undisturbed possession under such leases.

                     (i) Financial Statements. The Financial Statements of Lessee and its Subsidiaries which have been delivered to Agent, (i) are in accordance with the books and records of Lessee and its Subsidiaries, which have been maintained in accordance with good business practice; (ii) have been prepared in conformity with GAAP; and (iii) fairly present the financial conditions and results of operations of Lessee and its Subsidiaries as of the date thereof and for the period covered thereby. Neither Lessee nor any of its Subsidiaries has any Contingent Obligations, liability for taxes or other outstanding obligations which are material in the aggregate, except as disclosed in the audited

           Financial Statements dated December 31, 1996, furnished by Lessee to Agent prior to the date hereof, or in the Financial Statements delivered to Agent pursuant to clause (i) or (ii) of Subparagraph 5.01(a).

                     (j) Equity Securities. All outstanding Equity Securities of Lessee are duly authorized, validly issued, fully paid and non-assessable. All Equity Securities of Lessee have been offered and sold in compliance with all federal and state securities laws and all other Requirements of Law.

                     (k) No Agreements to Sell Assets; Etc. Neither Lessee nor any of its Subsidiaries has any legal obligation, absolute or contingent, to any Person to sell the assets of Lessee or any of its Subsidiaries (other than sales in the ordinary course of business), or to effect any merger, consolidation or other reorganization of Lessee or any of its Subsidiaries or to enter into any agreement with respect thereto, except for sales permitted by Subparagraph 5.02(c).

                     (l)       Employee Benefit Plans.

                               (i) Based on the latest valuation of each
                     Employee Benefit Plan that either Lessee or any ERISA Affiliate maintains or contributes to, or has any obligation under (which occurred within twelve months of the date of this representation), the aggregate benefit liabilities of such plan within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of such plan. Neither Lessee nor any ERISA Affiliate has any liability with respect to any post-retirement benefit under any Employee Benefit Plan which is a welfare plan (as defined in section 3(1) of ERISA), other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, which liability for health plan contribution coverage is not reasonably likely to have a Material Adverse Effect.

                               (ii) Each Employee Benefit Plan complies, in both
                     form and operation, in all material respects, with its terms, ERISA and the IRC, and no condition exists or event has occurred with respect to any such plan which would result in the incurrence by either Lessee or any ERISA Affiliate of any material liability, fine or penalty. Each Employee Benefit Plan, related trust agreement, arrangement and commitment of Lessee or any ERISA Affiliate is legally valid and binding and in full force and effect. No Employee Benefit Plan is being audited or investigated by any government agency or is subject to any pending or threatened claim or suit. Neither Lessee nor any ERISA Affiliate nor any fiduciary of any Employee Benefit Plan has engaged in a prohibited transaction under section 406 of ERISA or section 4975 of the IRC.

                               (iii) Neither Lessee nor any ERISA Affiliate
                     contributes to or has any material contingent obligations to any Multiemployer Plan. Neither Lessee nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither Lessee nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

                     (m) Other Regulations. Lessee is not subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or to any other Governmental Rule limiting its ability to incur indebtedness.

                     (n) Patent and Other Rights. Except as set forth in
           Schedule 4.01(g), Lessee and its Subsidiaries own, license or otherwise have the right to use, under validly existing agreements, all patents, licenses, trademarks, trade names, trade secrets, service marks, copyrights and all rights with respect thereto, which are required to conduct their businesses as now conducted.

                     (o) Governmental Charges. Lessee and its Subsidiaries have filed or caused to be filed all tax returns which are required to be filed by them. Lessee and its Subsidiaries have paid, or made provision for the payment of, all taxes and other Governmental Charges which have or may have become due pursuant to said returns or otherwise and all other indebtedness, except such Governmental Charges or indebtedness, if any, which are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided or which are not reasonably likely to have a Material Adverse Effect if unpaid.

                     (p) Margin Stock. Lessee owns no Margin Stock which, in the aggregate, would constitute a substantial part of the assets of Lessee, and no proceeds of any Loan will be used to purchase or carry, directly or indirectly, any Margin Stock or to extend credit, directly or indirectly, to any Person for the purpose of purchasing or carrying any Margin Stock.

                     (q) Subsidiaries, etc. Set forth in Schedule 4.01(q) (as supplemented by Lessee from time to time in a written notice to Agent) is a complete list of all of Lessee's Subsidiaries, the jurisdiction of incorporation of each, the classes of Equity Securities of each and the number of shares and percentages of shares of each such class owned directly or indirectly by Lessee. Except for such Subsidiaries, Lessee has no Subsidiaries, is not a partner in any partnership or a joint venturer in any joint venture.

                     (r) Catastrophic Events. Neither Lessee nor any of its Subsidiaries and none of their properties is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that is reasonably likely to have a Material Adverse Effect. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which Lessee or any of its Subsidiaries is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the best knowledge of Lessee, jurisdictional disputes or organizing activities occurring or threatened which alone or in the aggregate are reasonably likely to have a Material Adverse Effect.

                     (s) No Material Adverse Effect. No event has occurred and is continuing and no condition exists which is reasonably likely to have a Material Adverse Effect.

                     (t) The Property. The representations and warranties relating to each Tract set forth in Parts 1 and 2 of Schedule 4.01(t) are true and correct. The following representations and warranties apply to all of the Property:

                               (i) All of the Property complies and will comply
                     at all times (whether before commencement of any construction, during any construction or after completion of construction of any New Improvements) with all applicable Governmental Rules (including Title III of the Americans with Disabilities Act; Environmental Laws; and zoning, land use, building, planning and fire laws, rules, regulations and codes) and Insurance Requirements, except for violations which are not reasonably likely to have a Material Adverse Effect. None of the Property is or has been a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal or transportation of any Hazardous Materials, and no Hazardous Materials (except as set forth in Schedule 1 to each Lease Agreement) are located on any of the Property. There are no claims or actions pending or, to Lessee's knowledge, threatened against any of the Property by any Governmental Authority or any other Person relating to Hazardous Materials or pursuant to any Environmental Laws.

                               (ii) None of the Improvements (whether before
                     commencement of any construction, during any construction or after completion of construction of any New Improvements) encroach or will at any time encroach in any manner onto any adjoining land, except as permitted by express written and recorded encroachment agreements approved by Agent or as affirmatively insured against by appropriate title insurance.

                               (iii) All licenses, approvals, authorizations,
                     consents, permits, easements and rights-of-way required for the use of any of the Property have been obtained or, if not yet required, will be obtained before required.

                               (iv) After the purchase of each Tract of Property
                     on the Acquisition Date therefor, Lessor will have good and valid fee simple title to such Property, subject to no Liens except for Permitted Property Liens.

                     (u) Chief Place of Business. Lessee's chief place of business is located at 3970 North First Street, San Jose, California.

                     (v) Accuracy of Information Furnished. None of the Operative Documents and none of the other certificates, statements or information furnished to Lessor, Agent or any Participant by or on behalf of Lessee or any of its Subsidiaries in connection with the Operative Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Lessee shall be deemed to have reaffirmed, for the benefit of the Lessor Parties, each representation and warranty contained in this Paragraph 4.01 on and as of the date of each Credit Event (except for representations and warranties expressly made as of a specified date, which shall be true as of such date).

           4.02. Lessor's Representations and Warranties. In order to induce Lessee, Agent and the Participants to enter into this Agreement and the other Operative Documents to which they are parties, Lessor hereby represents and warranties to Lessee, Agent and the Participants as follows:

                     (a) Due Incorporation, Qualification, etc. Lessor (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

                     (b) Authority. The execution, delivery and performance by Lessor of each Operative Document executed, or to be executed, by Lessor and the consummation of the transactions contemplated thereby
           (i) are within the power of Lessor and (ii) have been duly authorized by all necessary actions on the part of Lessor.

                     (c) Enforceability. Each Operative Document executed, or to be executed, by Lessor has been, or will be, duly executed and delivered by Lessor and constitutes, or will constitute, a legal, valid and binding obligation of Lessor, enforceable against Lessor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

                     (d) Non-Contravention. The execution and delivery by Lessor of the Operative Documents executed by Lessor and the performance and consummation of the transactions contemplated thereby do not (i) violate any Requirement of Law applicable to Lessor; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of Lessor; or (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of Lessor (except such Liens as may be created in favor of Agent pursuant to this Agreement or the other Operative Documents).

                     (e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Operative Documents executed by Lessor and the performance and consummation of the transactions contemplated thereby, except such as have been made or obtained and are in full force and effect.

                     (f) Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of Lessor, threatened against Lessor at law or in equity in any court or before any other Governmental Authority which (i) is reasonably likely (alone or in the aggregate) to materially and adversely affect the ability of Lessor to perform its obligations under the Operative Documents to which it is a party or
           (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by Lessor of the Operative Documents or the transactions contemplated thereby.

                     (g) Other Regulations. Lessor is not subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or to any other Governmental Rule limiting its ability to incur indebtedness.

                     (h) Chief Place of Business. Lessor's chief place of business is located at 180 Interstate Parkway North, Atlanta, Georgia 30339.

           4.03. Participants' Representations and Warranties. In order to induce Lessee, Lessor and Agent to enter into this Agreement and the other Operative Documents to which they are parties, each Participant hereby represents and warranties to Lessee, Lessor and Agent as follows:

                     (a) Due Incorporation, Qualification, etc. Such Participant
           (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

                     (b) Authority. The execution, delivery and performance by such Participant of each Operative Document executed, or to be executed, by such Participant and the consummation of the transactions contemplated thereby (i) are within the power of such Participant and (ii) have been duly authorized by all necessary actions on the part of such Participant.

                     (c) Enforceability. Each Operative Document executed, or to be executed, by such Participant has been, or will be, duly executed and delivered by such Participant and constitutes, or will constitute, a legal, valid and binding obligation of such Participant, enforceable against such Participant in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

                     (d) Non-Contravention. The execution and delivery by such Participant of the Operative Documents executed by such Participant and the performance and consummation of the transactions contemplated thereby do not (i) violate any Requirement of Law applicable to such Participant; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of such Participant; or (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of such Participant (except such Liens as may be created in favor of Lessor or Agent pursuant to this Agreement or the other Operative Documents).

                     (e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Operative Documents executed by such Participant and the performance and consummation of the transactions contemplated thereby, except such as have been made or obtained and are in full force and effect.

                     (f) Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of such Participant, threatened against such Participant at law or in equity in any court or before any other Governmental Authority which (i) is reasonably likely (alone or in the aggregate) to materially and adversely affect the ability of such Participant to perform its obligations under the Operative Documents to which it is a party or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by such Participant of the Operative Documents or the transactions contemplated thereby.

                     (g) Own Account. Such Participant is acquiring its participation interest hereunder for its own account for investment and not with a view to any distribution (as such term is used in Section 2(11) of the Securities Act of 1933) thereof, and, if in the future it should decide to dispose of its participation interest, it understands that it may do so only in compliance with the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder and any applicable state securities laws.

SECTION 5.  COVENANTS

           5.01. Lessee's Affirmative Covenants. Until the termination of this Agreement and the satisfaction in full by Lessee of all Lessee Obligations, Lessee will comply, and will cause compliance, with the following affirmative covenants, unless Lessor and Required Participants shall otherwise consent in writing:

                     (a) Financial Statements, Reports, etc. Lessee shall furnish to Agent, with sufficient copies for Lessor and each Participant, the following, each in such form and such detail as Agent, Lessor or the Required Participants shall reasonably request:

                               (i) As soon as available and in no event later
                     than fifty (50) days after the last day of each fiscal quarter of Lessee (other than the last quarter in any fiscal year), a copy of the Financial Statements of Lessee and its Subsidiaries (prepared on a consolidated basis) for such quarter and for the fiscal year to date, certified by the president or chief financial officer of Lessee to present fairly the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments);

                               (ii) As soon as available and in no event later
                     than one hundred (100) days after the close of each fiscal year of Lessee, (A) copies of the audited Financial Statements of Lessee and its Subsidiaries (prepared on a consolidated basis) for such year, prepared by Ernst & Young or by other independent certified public accountants of recognized national standing acceptable to Agent, (B) copies of the unqualified opinions (or qualified opinions reasonably acceptable to Required Participants) and management letters delivered by such accountants in connection with all such Financial Statements and (C) certificates of such accountants to Agent stating that in making the examination necessary for their opinion they have reviewed this Agreement and have obtained no knowledge of any Default which has occurred and is continuing, or if, in the opinion of such accountants, a Default has occurred and is continuing, a statement as to the nature thereof;

                               (iii) Contemporaneously with the quarterly and
                     year-end Financial Statements required by the foregoing clauses (i) and (ii), a compliance certificate of the president or chief financial officer of Lessee which (A) states that no Default has occurred and is continuing, or, if any such Default has occurred and is continuing, a statement as to the nature thereof and what action Lessee proposes to take with respect thereto and (B) sets forth, for the quarter or year covered by such Financial Statements or as of the last day of such quarter or year (as the case may be), the calculation of the financial ratios and tests provided in Paragraph 5.03;

                               (iv) As soon as available and in no event later
                     than fifty (50) days after the last day of each fiscal quarter of Lessee, a certificate of the chief financial officer of Lessee which sets forth the calculation of the annualized Funded Indebtedness/EBITDA Ratio for the consecutive two-quarter period ending on such day;

                               (v) As soon as possible and in no event later
                     than five (5) Business Days after any Senior Officer of Lessee knows of the occurrence or existence of

                      (A) any Reportable Event under any Employee Benefit Plan or Multiemployer Plan; (B) any actual or threatened litigation, suits, claims or disputes against Lessee or any of its Subsidiaries involving potential monetary damages payable by Lessee or its Subsidiaries of $2,500,000 or more (alone or in the aggregate); (C) any other event or condition which is reasonably likely to have a Material Adverse Effect; or (D) any Default; the statement of the president or chief financial officer of Lessee setting forth details of such event, condition or Default and the action which Lessee proposes to take with respect thereto;

                               (vi) As soon as available and in no event later
                     than five (5) Business Days after they are sent, made available or filed, copies of (A) all registration statements and reports filed by Lessee or any of its Subsidiaries with any securities exchange or the Securities and Exchange Commission (including, without limitation, all 10-Q, 10-K and 8-Q reports); (B) all reports, proxy statements and financial statements sent or made available by Lessee or any of its Subsidiaries to its security holders; and (C) all press releases and other similar public concerning any material developments in the business of Lessee or any of its Subsidiaries made available by Lessee or any of its Subsidiaries to the public generally;

                               (vii) As soon as available and in no event later
                     than five (5) Business Days after they are filed, copies of all IRS Form 5500 reports for all Employee Benefit Plans required to file such form;

                               (viii) As soon as available and in no event later
                     than ten (10) days before the first day of each fiscal year of Lessee, the consolidated plan and forecast of Lessee and its Subsidiaries for such fiscal year, including quarterly cash flow projections and quarterly projections of Lessee's compliance with each of the covenants set forth in Paragraph 5.03;

                               (ix) As soon as possible and in no event later
                     than (A) ten (10) days prior to the acquisition by Lessee or any of its Subsidiaries of any new Subsidiary or all or substantially all of the assets of any other Person, written notice thereof; and

                               (x) Such other instruments, agreements,
                     certificates, opinions, statements, documents and information relating to the operations or condition (financial or otherwise) of Lessee or its Subsidiaries, and compliance by Lessee with the terms of this Agreement and the other Operative Documents as Lessor or Agent may from time to time reasonably request.

           For the purposes of this Subparagraph 5.01(a), (1) the timely delivery by Lessee to Agent pursuant to clause (vi) of a copy of the Form 10-Q report filed by Lessee with the Securities and Exchange Commission for any quarter shall satisfy the requirements of clause
           (i) for such quarter and (2) the timely delivery by Lessee to Agent pursuant to clause (vi) of a copy of the Form 10-K report filed by Lessee with the Securities and Exchange Commission for any year shall satisfy the requirements of clause (ii)(A) for such year, provided that such reports are required to contain the same information as required by clause (i) and clause (ii)(A), respectively.

                     (b) Books and Records. Lessee and its Subsidiaries shall at all times keep proper books of record and account in which full, true and correct entries will be made of their transactions in accordance with GAAP.

                     (c) Inspections. Lessee and its Subsidiaries shall permit any Person designated by any Participant, upon reasonable notice and during normal business hours, to visit and inspect any of the properties and offices of Lessee and its Subsidiaries, to examine the books and records of Lessee and its Subsidiaries and make copies thereof and to discuss the affairs, finances and business of Lessee and its Subsidiaries with, and to be advised as to the same by, their officers, auditors and accountants, all at such times and intervals as any Participant may reasonably request.

                     (d) Insurance. In addition to the insurance requirements set forth in the Lease Agreement with respect to the property, Lessee and its Subsidiaries shall:

                               (i) Carry and maintain insurance of the types and
                     in the amounts customarily carried from time to time during the term of this Agreement by others engaged in substantially the same business as such Person and operating in the same geographic area as such Person, including, but not limited to, fire, public liability, property damage and worker's compensation; and

                               (ii) Carry and maintain each policy for such
                     insurance with financially sound insurers.

                     (e) Governmental Charges and Other Indebtedness. Lessee and its Subsidiaries shall promptly pay and discharge when due (i) all taxes and other Governmental Charges prior to the date upon which penalties accrue thereon, (ii) all indebtedness which, if unpaid, could become a Lien upon the property of Lessee or its Subsidiaries and (iii) subject to any subordination provisions applicable thereto, all other Indebtedness which, if unpaid, is reasonably likely to have a Material Adverse Effect, except such Indebtedness as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made, provided that in each such case appropriate reserves as required by GAAP are maintained.

                     (f) Use of Proceeds. Lessee shall not use any part of the proceeds of any Advance, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve Lessee or any Lessor Party in a violation of Regulations G, T, U or X issued by the Federal Reserve Board.

                     (g) General Business Operations. Each of Lessee and its Subsidiaries shall (i) preserve and maintain its corporate existence and all of its rights, privileges and franchises reasonably necessary to the conduct of its business, (ii) conduct its business activities in compliance with all Requirements of Law and Contractual Obligations applicable to such Person, the violation of which is reasonably likely to have a Material Adverse Effect and (iii) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; provided, however, that Lessee and its Subsidiaries may dissolve or liquidate any Subsidiary if such Subsidiary is not a Material Subsidiary and such dissolution or liquidation is not reasonably likely to have a Material Adverse Effect. Lessee shall maintain its chief executive office and principal place of business in the United States and shall not relocate its chief executive office or principal place of business outside of California except upon not less than thirty (30) days prior written notice to Agent.

           5.02. Lessee's Negative Covenants. Until the termination of this Agreement and the satisfaction in full by Lessee of all Lessee Obligations, Lessee will comply, and will cause compliance, with the following negative covenants, unless Lessor and Required Participants shall otherwise consent in writing:

                     (a) Indebtedness. Neither Lessee nor any of its Subsidiaries shall create, incur, assume or permit to exist any Indebtedness except for the following ("Permitted Indebtedness"):

                              (i) The Lessee Obligations under the Operative
                    Documents;

                              (ii) The Related Credit Obligations and Related
                    Lease Obligations;

                              (iii) Indebtedness of Lessee and its Subsidiaries
                    listed in Schedule 5.02(a) and existing on the date of this Agreement;

                              (iv) Indebtedness of Lessee and its Subsidiaries
                    arising from the endorsement of instruments for collection in the ordinary course of Lessee's or a Subsidiary's business;

                               (v) Indebtedness of Lessee and its Subsidiaries
                     for trade accounts payable, provided that (A) such accounts arise in the ordinary course of business and (B) no material part of any such account is more than ninety (90) days past due (unless subject to a bona fide dispute and for which adequate reserves as required by GAAP have been established);

                               (vi) Indebtedness of Lessee and its Subsidiaries
                     under Rate Contracts, provided that all such Rate Contracts are entered into in connection with bona fide hedging operations and not for speculation;

                               (vii) Indebtedness of Lessee and its Subsidiaries
                     under purchase money loans and Capital Leases incurred by Lessee or any of its Subsidiaries to finance the acquisition by such Person of real property, fixtures or equipment provided that in each case, (A) such Indebtedness is incurred by such Person at the time of, or not later than thirty (30) days after, the acquisition by such Person of the property so financed, (B) such Indebtedness does not exceed the purchase price of the property so financed, and
                     (C) no Default has occurred and is continuing at the time such Indebtedness is incurred or will occur after giving effect to such Indebtedness;

                               (viii) Indebtedness of Lessee and its
                     Subsidiaries under initial or successive refinancings of any Indebtedness permitted by clause (iii) above, provided that (A) the principal amount of any such refinancing does not exceed the principal amount of the Indebtedness being refinanced (except to the extent otherwise permitted by clause (x) below) and (B) the material terms and provisions of any such refinancing (including maturity, redemption, prepayment, default and subordination provisions) are no less favorable to the Participants than the Indebtedness being refinanced;

                               (ix) Indebtedness of Lessee and its Subsidiaries
                     with respect to surety, appeal, indemnity, performance or other similar bonds in the ordinary course of business; and

                               (x) Other Indebtedness of Lessee and its
                     Subsidiaries, provided that the aggregate principal amount of all such other Indebtedness does not exceed $25,000,000 at any time.

                     (b) Liens. Neither Lessee nor any of its Subsidiaries shall create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for the following ("Permitted Liens"):

                              (i) Liens in favor of Lessor, Agent or any
                    Participant securing the Lessee Obligations;

                               (ii) Liens in favor of Agent or any Participant
                     securing the Related Credit Obligations or Related Lease Obligations;

                              (iii) Liens listed in Schedule 5.02(b) and
                    existing on the date of this Agreement;

                               (iv) Liens for taxes or other Governmental
                     Charges not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided that adequate reserves for the payment thereof as required by GAAP have been established;

                               (v) Liens of carriers, warehousemen, mechanics,
                     materialmen, vendors, and landlords and other similar Liens imposed by law incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided that adequate reserves for the payment thereof as required by GAAP have been established;

                               (vi) Deposits under workers' compensation,
                     unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                               (vii) Zoning restrictions, easements,
                     rights-of-way, title irregularities and other similar encumbrances, which alone or in the aggregate are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Lessee or any of its Subsidiaries;

                              (viii) Banker's Liens and similar Liens (including
                    set-off rights) in respect of bank deposits;

                               (ix) Liens on property or assets of any
                     corporation which becomes a Subsidiary of Lessee or on any property or assets acquired by Lessee or any of its Subsidiaries after the date of this Agreement, provided that (A) such Liens exist at the time the stock of such corporation or such assets or property is or are acquired by Lessee and (B) such Liens were not created in contemplation of such acquisition by Lessee;

                               (x) Judgement Liens, provided that such Liens do
                     not have a value in excess of $2,500,000 or such Liens are released, stayed, vacated or otherwise dismissed within twenty (20) days after issue or levy and, if so stayed, such stay is not thereafter removed;

                               (xi) Rights of vendors or lessors under
                     conditional sale agreements, Capital Leases or other title retention agreements, provided that, in each case, (A) such rights secure or otherwise relate to Permitted Indebtedness, (B) such rights do not extend to any property other than property acquired with the proceeds of such Permitted Indebtedness and (C) such rights do not secure any Indebtedness other than such Permitted Indebtedness;

                               (xii) Liens in favor of customs and revenue
                     authorities arising as a matter of law to secure payment of customs duties and in connection with the importation of goods in the ordinary course of Lessee's and its Subsidiaries' businesses;

                               (xiii) Liens securing Indebtedness which
                     constitutes Permitted Indebtedness under clause (vii) of Subparagraph 5.02(a) provided that, in each case, such Lien
                     (A) covers only those assets, the acquisition of which was financed by such Permitted Indebtedness, and (B) secures only such Permitted Indebtedness;

                               (xiv) Liens on the property or assets of any
                     Subsidiary of Lessee in favor of Lessee or any other Subsidiary of Lessee;

                               (xv) Liens incurred in connection with the
                     extension, renewal or refinancing of the Indebtedness secured by the Liens described in clause (iii) above, provided that any extension, renewal or replacement Lien
                     (A) is limited to the property covered by the existing Lien and (B) secures Indebtedness which is no greater in amount and has material terms no less favorable to the Participants than the Indebtedness secured by the existing Lien;

                               (xvi) Liens on insurance proceeds in favor of
                     insurance companies with respect to the financing of insurance premiums;

                              (xvii) Permitted Property Liens in the Property;
                    and

                               (xviii) Other Liens on the property of Lessee and
                     its Subsidiaries, provided that the aggregate principal amount of all Indebtedness secured by such other Liens does not exceed at any time ten percent (10%) of the consolidated total assets of Lessee and its Subsidiaries at such time.

                     (c) Asset Dispositions. Neither Lessee nor any of its Subsidiaries shall sell, lease, transfer or otherwise dispose of any of its assets or property, whether now owned or hereafter acquired, except for the following:

                              (i) Sales of inventory by Lessee and its
                    Subsidiaries in the ordinary course of their businesses;

                              (ii) Sales of surplus, damaged, worn or obsolete
                    equipment or inventory for not less than fair market value;

                              (iii) Sales or other dispositions of Investments
                    permitted by clauses (i) and (iii) of Subparagraph 5.02(e) for not less than fair market value;

                               (iv) Sales or assignments of defaulted
                     receivables to a collection agency in the ordinary course of business;

                               (v) Licenses by Lessee or its Subsidiaries of its
                     patents, copyrights, trademarks, trade names and service marks in the ordinary course of its business provided that, in each case, the terms of the transaction are terms which then would prevail in the market for similar transactions between unaffiliated parties dealing at arm's length;

                               (vi) Sales or other dispositions of assets and
                     property by Lessee to any of Lessee's Subsidiaries or by any of Lessee's Subsidiaries to Lessee or any of its other Subsidiaries, provided that the terms of any such sales or other dispositions by or to Lessee are terms which are no less favorable to Lessee then would prevail in the market for similar transactions between unaffiliated parties dealing at arm's length;

                               (vii) Sales of accounts receivable of Lessee and
                     its Subsidiaries, provided that (A) each such sale is (1) for not less than fair market value and (2) for cash, and
                     (B) the aggregate book value of all such accounts receivable so sold in any consecutive four-quarter period does not exceed ten percent (10%) of the consolidated total accounts receivable of Lessee and its Subsidiaries on the last day immediately preceding such four-quarter period; and

                               (viii) Other sales, leases, transfers and
                     disposals of assets and property for not less than fair market value, provided that the aggregate book value of all such assets and property so sold, leased, transferred or otherwise disposed of in any consecutive four-quarter period does not exceed five percent (5%) of the consolidated total assets of Lessee and its Subsidiaries on the last day immediately preceding such four-quarter period.

                     (d) Mergers, Acquisitions, Etc. Neither Lessee nor any of its Subsidiaries shall consolidate with or merge into any other Person or permit any other Person to merge into it, establish any new Subsidiary, acquire any Person as a new Subsidiary or acquire all or substantially all of the assets of any other Person, except for the following:

                              (i) Any Subsidiary of Lessee may merge or
                    consolidate with any other Subsidiary of Lessee;

                              (ii) Any Subsidiary of Lessee may merge or
                    consolidate with Lessee, provided that Lessee is the surviving corporation; and

                              (iii) Lessee may merge or consolidate with any
                    other corporation, establish a new Subsidiary, acquire any Person as a new Subsidiary or acquire all or substantially all of the assets of any other Person, provided that:

                                        (A) In the case of any merger or
                              consolidation, either (1) Lessee is the surviving corporation or (2) the surviving corporation (y) is a Solvent United States corporation with a financial condition equal to or better than the financial condition of Lessee immediately prior to such merger or consolidation and (z) assumes all of the Lessee Obligations in a manner reasonably acceptable to the Required Participants;

                                          (B) No Default has occurred and is
                               continuing at the time of such merger,
                               consolidation, establishment or acquisition or will occur after giving effect to such merger, consolidation or acquisition; and

                                          (C) The aggregate cost of any such
                               merger, consolidation, establishment or
                               acquisition does not exceed the amounts permitted under Subparagraph 5.02(e)(iv).

                     (e) Investments. Neither Lessee nor any of its Subsidiaries shall make any Investment except for Investments in the following:

                               (i) Investments of Lessee and its Subsidiaries in Cash Equivalents;

                               (ii) Any transaction permitted by Subparagraph 5.02(a);

                               (iii) Money market mutual funds registered with
                     the Securities and Exchange Commission, meeting the requirements of Rule 2a-7 promulgated under the Investment Company Act of 1940;

                              (iv) Investments listed in Schedule 5.02(e)
                     existing on the date of this Agreement; and

                               (v) Other Investments, provided that the
                     aggregate amount of such other Investments plus the aggregate cost of all mergers and consolidations consummated, Subsidiaries established and Subsidiaries and assets acquired by Lessee pursuant to Subparagraph 5.02(d) does not exceed in any fiscal year (A) $100,000,000 for any amounts paid in cash and (B) $500,000,000 for any amounts paid with shares of common stock of Lessee (as determined according to the stock price of such shares on the date of transfer) and accounted for on a pooling basis in accordance with GAAP.

                     (f) Dividends, Redemptions, Etc. Neither Lessee nor any of its Subsidiaries shall pay any dividends or make any distributions on its Equity Securities; purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Securities; return any capital to any holder of its Equity Securities as such; make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or set apart any sum for any such purpose; except as follows:

                              (i) Either Lessee or any of its Subsidiaries may
                    pay dividends on its capital stock payable solely in such Person's own capital stock;

                              (ii) Any Subsidiary of Lessee may pay dividends to
                    Lessee;

                               (iii) Lessee may purchase shares of its capital
                     stock for its employee stock option plans, provided that
                     (A) the aggregate amount of such purchases does not exceed $50,000,000 in any fiscal year and (B) no Default has occurred and is continuing at the time of such purchase or will occur after giving effect to such purchase; and

                               (iv) Lessee may purchase shares of its capital
                     stock with the proceeds received by it from a substantially concurrent issue of new shares of its capital stock

                     (g) Change in Business. Neither Lessee nor any of its Subsidiaries shall engage, either directly or indirectly through Affiliates, in any material line of business other than the semiconductor capital equipment business and other businesses incidental or reasonably related thereto.

                     (h) ERISA. Neither Lessee nor any ERISA Affiliate shall (i) adopt or institute any Employee Benefit Plan that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA,
           (ii) take any action which will result in the partial or complete withdrawal, within the meanings of sections 4203 and 4205 of ERISA, from a Multiemployer Plan, (iii) engage or permit any Person to engage in any transaction prohibited by section 406 of ERISA or section 4975 of the IRC involving any Employee Benefit Plan or Multiemployer Plan which would subject either Lessee or any ERISA Affiliate to any tax, penalty or other liability including a liability to indemnify, (iv) incur or allow to exist any accumulated funding deficiency (within the meaning of section 412 of the IRC or section 302 of ERISA), (v) fail to make full payment when due of all amounts due as contributions to any Employee Benefit Plan or Multiemployer Plan, (vi) fail to comply with the requirements of section 4980B of the IRC or Part 6 of Title I(B) of ERISA, or (vii) adopt any amendment to any Employee Benefit Plan which would require the posting of security pursuant to section 401(a)(29) of the IRC, where singly or cumulatively, the above would have a Material Adverse Effect.

                     (i) Transactions With Affiliates. Neither Lessee nor any of its Subsidiaries shall enter into any Contractual Obligation with any Affiliate or engage in any other transaction with any Affiliate except upon terms at least as favorable to Lessee or such Subsidiary as an arms-length transaction with unaffiliated Persons.

                     (j) Accounting Changes. Neither Lessee nor any of its Subsidiaries shall change (i) its fiscal year (currently January 1 through December 31) or (ii) its accounting practices except as permitted by GAAP.

           5.03. Lessee's Financial Covenants. Until the termination of this Agreement and the satisfaction in full by Lessee of all Lessee Obligations, Lessee will comply, and will cause compliance, with the following financial covenants, unless Lessor and Required Participants shall otherwise consent in writing:

                   (a) Funded Indebtedness/Capital Ratio. Lessee shall not permit its Funded Indebtedness/Capital Ratio on any day set forth below to be greater than the ratio set forth opposite such day below:

                June 30, 1997;
                           September 30, 1997................................................0.55 to 1.00;

                December 31, 1997;
                           March 31, 1998;
                           June 30, 1998.....................................................0.50 to 1.00;

                September 30, 1998;
                           December 31, 1998
                           March 31, 1999
                           June 30, 1999.....................................................0.45 to 1.00;

                The last day of each
                           fiscal quarter thereafter.........................................0.40 to 1.00.

                     (b) Quick Ratio. Lessee shall not permit its Quick Ratio on any day set forth below to be less than the ratio set forth opposite such day below:

                         June 30, 1997;
                                    September 30, 1997;
                                    December 31, 1997...................................1.00 to 1.00;

                         March 31, 1998;
                                    June 30, 1998;
                                    September 30, 1998..................................1.25 to 1.00;

                         The last day of each
                                    fiscal quarter thereafter...........................1.50 to 1.00.

                     (c) Debt Service Coverage Ratio. Lessee shall not permit its Debt Service Coverage Ratio for any fiscal quarter ending on any day set forth below to be less than the ratio set forth opposite such day below:

                         June 30, 1997;
                                September 30, 1997;
                                December 31, 1997;
                                March 31, 1998;
                                June 30, 1998;
                                September 30, 1998......................................2.50 to 1.00;

                         December 31, 1998;



                                March 31, 1999..........................................3.50 to 1.00;

                         The last day of each
                                    fiscal quarter thereafter...........................4.50 to 1.00.

                     (d) Tangible Net Worth. Lessee shall not permit its Tangible Net Worth on the last day of any fiscal quarter (such date to be referred to herein as a "determination date") which occurs after June 30, 1997 (such date to be referred to herein as the "base date") to be less than the sum on such determination date of the following:

                              (i) Ninety percent (90%) of the Tangible Net Worth
                    of Lessee and its Subsidiaries on the base date;

                                      plus

                               (ii) Seventy-five percent (75%) of the sum of
                     Lessee's consolidated quarterly net income (ignoring any quarterly losses) for each fiscal quarter after the base date through and including the fiscal quarter ending on the determination date;

                                      plus

                               (iii) One hundred percent (100%) of the Net
                     Proceeds of all Equity Securities issued by Lessee and its Subsidiaries (to Persons other than Lessee or its Subsidiaries) during the period commencing on the base date and ending on the determination date;

                                      plus

                               (iv) One hundred percent (100%) of the principal
                     amount of all debt securities of Lessee and its Subsidiaries converted into Equity Securities of Lessee and its Subsidiaries during the period commencing on the base date and ending on the determination date;

                                      minus

                               (v) The lesser of (A) the sum of all
                     non-recurring, non-cash charges taken by Lessee and its Subsidiaries during the period commencing on the date of this Agreement and ending on the earlier of the determination date and December 31, 1997 and (B) $40,000,000.

           5.04. Lessor's Covenants. Until the termination of this Agreement and the satisfaction in full by Lessee of all Lessor Obligations, Lessor will comply, and will cause compliance, with the following covenants, unless Lessee and Required Participants shall otherwise consent in writing:

                     (a) Use of Proceeds. Lessor shall use the proceeds of all amounts delivered to Lessor by Participants pursuant to Subparagraph 2.05(a) solely to fund Advances.

                     (b) Lessor Liens. Lessor shall not create, incur, assume or permit to exist any Lessor Lien and shall promptly discharge, at its sole cost and expense, any Lessor Lien on the Property; provided, however, that Lessor shall not be required so to discharge any such Lessor Lien if (i) the same is being contested in good faith by appropriate proceedings diligently prosecuted and (ii) any such contest is completed and all Lessor Liens are discharged on or prior to the Expiration Date.

                     (c) Property Disposition. Lessor shall not sell, lease, transfer or otherwise dispose of its right, title and interest in the Property and the Operative Documents except as provided in Subparagraph 2.11(b) or Subparagraph 7.05(d) or after retaining the Property following the Expiration Date.

                     (d) Chief Place of Business. Lessor shall not change its chief place of business without giving Agent prompt written notice.

           5.05. Participants' Covenants. Each Participant covenants that it will not fund its portion of any Advance with the assets of any "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any "plan" (as defined in Section 4975(e)(1) of the IRC.

SECTION 6. LESSOR, AGENT AND THEIR RELATIONS WITH PARTICIPANTS

           6.01. Appointment of Agent. Each Participant hereby appoints and authorizes Agent to act as its agent hereunder and under the other Operative Documents with such powers as are expressly delegated to Agent by the terms of this Agreement and the other Operative Documents, together with such other powers as are reasonably incidental thereto. Lessor is not an agent for the Participants or Agent, and neither this Agreement nor any other Operative Document shall be construed to constitute or evidence a partnership among the Lessor Parties or otherwise to impose upon Lessor or Agent any fiduciary duty.

           6.02. Powers and Immunities. Neither Lessor nor Agent shall have any duties or responsibilities except those expressly set forth in this Agreement or in any other Operative Document, be a trustee for any Participant or have any fiduciary duty to any Participant. Notwithstanding anything to the contrary contained herein, neither Lessor nor Agent shall be required to take any action which is contrary to this Agreement or any other Operative Document or any applicable Governmental Rule. Neither Lessor nor Agent nor any Participant shall be responsible to any Participant for any recitals, statements, representations or warranties made by Lessee or any of its Subsidiaries contained in this Agreement or in any other Operative Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Operative Document or for any failure by Lessee or any of its Subsidiaries to perform their respective obligations hereunder or thereunder. Lessor and Agent may employ agents and attorneys-in-fact and shall not be responsible to any Participant for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Lessor nor Agent nor any of their respective directors, officers, employees, agents or advisors shall be responsible to any Participant for any action taken or omitted to be taken by it or them hereunder or under any other Operative Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Except as otherwise provided under this Agreement, Lessor and Agent shall take such action with respect to the Operative Documents as shall be directed by the Required Participants.

           6.03. Reliance. Lessor or Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, facsimile or telex) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Lessor or Agent with reasonable care. As to any other matters not expressly provided for by this Agreement, neither Lessor nor Agent shall be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Participants and shall in all cases be fully protected by the Participants in acting, or in refraining from acting, hereunder or under any other Operative Document in accordance with the instructions of the Required Participants, and such instructions of the Required Participants and any action taken or failure to act pursuant thereto shall be binding on all of the Participants.

           6.04. Defaults. Neither Lessor nor Agent shall be deemed to have knowledge or notice of the occurrence of any Default unless Lessor and Agent have received a written notice from a Participant or Lessee, referring to this Agreement, describing such Default and stating that such notice is a "Notice of Default". If Lessor and Agent receive such a notice of the occurrence of a Default, Agent shall give prompt notice thereof to the Participants. Lessor and Agent shall take such action with respect to such Default as shall be reasonably directed by the Required Participants; provided, however, that until Lessor and Agent shall have received such directions, Lessor or Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Participants.

           6.05. Indemnification. Without limiting the Obligations of Lessee hereunder, each Participant agrees to indemnify Lessor and Agent, ratably in accordance with such Participant's Proportionate Share, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Lessor or Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof; provided, however, that no Participant shall be liable for any of the foregoing to the extent they arise from Lessor's or Agent's gross negligence or willful misconduct. Lessor or Agent shall be fully justified in refusing to take or in continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Participants against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The obligations of each Participant under this Paragraph 6.05 shall survive the payment and performance of the Lessee Obligations, the termination of this Agreement and any

Participant ceasing to be a party to this Agreement (with respect to events which occurred prior to the time such Participant ceased to be a Participant hereunder).

           6.06. Non-Reliance. Each Participant represents that it has, independently and without reliance on Lessor, Agent, or any other Participant, and based on such documents and information as it has deemed appropriate, made its own appraisal of the business, prospects, management, financial condition and affairs of Lessee and the Subsidiaries and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon Lessor, Agent or any other Participant, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement or any other Operative Document. Neither Lessor nor Agent nor any of their respective affiliates nor any of their respective directors, officers, employees, agents or advisors shall (a) be required to keep any Participant informed as to the performance or observance by Lessee or any of its Subsidiaries of the obligations under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of Lessee or any of its Subsidiaries; (b) have any duty or responsibility to provide any Participant with any credit or other information concerning Lessee or any of its Subsidiaries which may come into the possession of Lessor or Agent, except for notices, reports and other documents and information expressly required to be furnished to the Participants by Lessor or Agent hereunder; or (c) be responsible to any Participant for (i) any recital, statement, representation or warranty made by Lessee or any officer, employee or agent of Lessee in this Agreement or in any of the other Operative Documents,
(ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Operative Document, (iii) the value or sufficiency of the Property or the validity or perfection of any of the liens or security interests intended to be created by the Operative Documents, or (iv) any failure by Lessee to perform its obligations under this Agreement or any other Operative Document.

           6.07. Resignation or Removal of Agent. Agent may resign at any time by giving thirty (30) days prior written notice thereof to Lessee and the Participants, and Agent may be removed at any time with or without cause by the Required Participants; provided, however, that Agent shall not resign and may not be removed without cause prior to the Commitment Termination Date without the consent of Lessee unless a Change of Law makes it unlawful or unreasonably burdensome for Agent to continue to act in such capacity. Upon any such resignation or removal, the Required Participants shall have the right to appoint a successor Agent, which Agent, if not a Participant, shall be reasonably acceptable to Lessee; provided, however, that Lessee shall have no right to approve a successor Agent if a Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from the duties and obligations thereafter arising hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section VI and any other provision of this Agreement or any other Operative Document which by its terms survives the termination of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

           6.08. Authorization. Agent is hereby authorized by the Participants to execute, deliver and perform, each of the Operative Documents to which Agent is or is intended to be a party and each Participant agrees to be bound by all of the agreements of Agent contained in the Operative Documents.

           6.09. Lessor and Agent in their Individual Capacities. Lessor, Agent and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of banking or other business with Lessee and its Subsidiaries and affiliates as though Lessor were not Lessor hereunder and Agent were not Agent hereunder. With respect to Advances, if any, made by Agent in its capacity as a Participant, Agent in its capacity as a Participant shall have the same rights and powers under this Agreement and the other Operative Documents as any other Participant and may exercise the same as though it were not Agent, and the terms "Participant" or "Participants" shall include Agent in its capacity as a Participant.

SECTION 7.  MISCELLANEOUS

           7.01. Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Lessor, Lessee, any Participant or Agent under this Agreement or the other Operative Documents shall be in writing and faxed, mailed or delivered, if to Lessor, Lessee or Agent, at its respective facsimile number or address set forth below or, if to any Participant, at the address or facsimile number specified beneath the heading "Address for Notices" under the name of such Participant in Part B of Schedule I (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other parties). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the Business Day following the deposit with such service; (b) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt;
(c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt; provided, however, that any Advance Request, Notice of Rental Period Selection, Extension Request, Notice of Term Purchase Option Exercise, Notice of Marketing Option Exercise or Notice of Expiration Date Purchase Option Exercise delivered to Lessor or Agent shall not be effective until received by Lessor or Agent.

                     Lessee:              Novellus Systems, Inc.
                                          3970 North First Street
                                          San Jose, CA 95134
                                          Attn:  Chief Financial Officer
                                          Telephone:  (408) 943-3460
                                          Fax No: (408) 943-3422

                     Lessor:              Lease Plan U.S.A., Inc.
                                          c/o ABN AMRO Bank N.V.
                                          135 South LaSalle Street, Suite 711
                                          Chicago, IL 60603
                                          Attn: David M. Shipley

                                          Telephone: (312) 904-2183
                                          Fax No: (312) 904-6217

                     Agent:               ABN AMRO Bank N.V.
                                          ABN AMRO Bank North America, Inc.
                                          Capital Markets-Syndications Group
                                          1325 Avenue of the Americas, 9th Floor
                                          New York, NY  10019
                                          Attn:  Linda Boardman
                                          Telephone:  (212) 314-1724
                                          Fax: (212) 314-1709



                                          With a copy to:

                                          ABN AMRO Bank N.V.
                                          ABN AMRO Bank North America, Inc.
                                          101 California Street, Suite 4550
                                          San Francisco, CA  94111-5812
                                          Attn:  Robin Yim
                                          Telephone:  (415) 984-3712
                                          Fax:  (415) 362-3524

Each Advance Request, Notice of Rental Period Selection, Extension Request, Notice of Term Purchase Option Exercise, Notice of Marketing Option Exercise and Notice of Expiration Date Purchase Option Exercise shall be given by Lessee to Agent's office located at its address referred to above during its normal business hours; provided, however, that any such notice received by Agent after 10:00 a.m. on any Business Day shall be deemed received by Agent on the next Business Day. In any case where this Agreement authorizes notices, requests, demands or other communications by Lessee to any Lessor Party to be made by telephone or facsimile, any Lessor Party may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by such Lessor Party is such a person.

           7.02. Expenses. Lessee shall pay on demand, whether or not any Advance is made hereunder, (a) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Lessor and Agent in connection with the preparation, negotiation, execution and delivery of, the consummation of the transactions contemplated by and the exercise of their duties under, this Agreement and the other Operative Documents, and the preparation, negotiation, execution and delivery of amendments and waivers hereunder and thereunder and (b) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by the Lessor Parties in the enforcement or attempted enforcement of any of the Lessee Obligations or in preserving any of the Lessor Parties' rights and remedies (including all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Operative Documents or the Lessee Obligations or any bankruptcy or similar proceeding involving Lessee or any of its Subsidiaries). As used herein, the term "reasonable attorneys' fees and expenses" shall include, without limitation, allocable costs and expenses of Agent's and Participants' in-house legal counsel and staff. The obligations of Lessee under this Paragraph 7.02 shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

           7.03. Indemnification. To the fullest extent permitted by law, Lessee agrees to protect, indemnify, defend and hold harmless, on an after-tax basis, the Lessor Parties and the other Indemnitees from and against any and all liabilities, losses, damages or expenses of any kind or nature (including Indemnified Taxes) and from any suits, claims or demands (including in respect of or for reasonable attorney's fees and other expenses) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to the Operative Documents, any transaction contemplated thereby or the Property (including any use by Lessee of the Property or the Advances), except to the extent such liability arises from the willful misconduct or gross negligence of such Indemnitee. Upon receiving knowledge of any suit, claim or demand asserted by a third party that any Lessor Party believes is covered by this indemnity, such Lessor Party promptly shall give Lessee notice of the matter and an opportunity to defend it, at Lessee's sole cost and expense, with legal counsel reasonably satisfactory to such Lessor Party. Such Lessor Parties may also require Lessee to defend the matter. Any failure or delay of any Lessor Party to notify Lessee of any such suit, claim or demand shall not relieve Lessee of its obligations under this Paragraph 7.03. The obligations of Lessee under this Paragraph 7.03 shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

           7.04. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement or any other Operative Document may be amended or waived if such amendment or waiver is in writing and is signed by Lessor, Lessee and the Required Participants; provided, however that:

                     (a) Any amendment, waiver or consent which (i) increases the Total Commitment, (ii) extends the Scheduled Expiration Date,
           (iii) reduces the Rental Rate or any fees or other amounts payable for the account of the Participants hereunder, (iv) postpones any date scheduled for any payment of Base Rent or any fees or other amounts payable for the account of the Participants hereunder or thereunder, (v) amends this Paragraph 7.04, (vi) amends the definition of Required Participants or (vii) releases Lessor's interest in any substantial part of the Property, must be in writing and signed or approved in writing by all Participants;

                     (b) Any amendment, waiver or consent which amends Paragraph
           2.06 and adversely affects the Tranche A Participants, the Tranche B Participants or the Tranche C Participants as a group must be in writing and signed by each Participant that is a member of such group;

                     (c) Any amendment, waiver or consent which increases or decreases the Proportionate Share of any Participant must be in writing and signed by such Participant; and

                     (d) Any amendment, waiver or consent which affects the rights or obligations of Agent must be in writing and signed by Agent.

No failure or delay by any Lessor Party in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

           7.05.     Successors and Assigns.

                     (a) Binding Effect. This Agreement and the other Operative Documents shall be binding upon and inure to the benefit of Lessee, Lessor, the Participants, Agent and their respective permitted successors and assigns. All references in this Agreement to any Person shall be deemed to include all successors and assigns of such Person.

                    (b)    Participant Assignments.

                              (i) Any Participant may, at any time, sell and
                    assign to any other Participant or any Eligible Assignee (individually, an "Assignee Participant") all or a portion of its rights and obligations under this Agreement and the other Operative Documents (such a sale and assignment to be referred to herein as an "Assignment") pursuant to an assignment agreement in the form of Exhibit M (an "Assignment Agreement"), executed by each Assignee Participant and such assignor Participant (an "Assignor Participant") and delivered to Agent for its acceptance and recording in the Register; provided, however, that:

                                          (A) Without the written consent of
                               Lessor, Agent and, if no Default has occurred and is continuing, Lessee (which consent of Lessor, Agent and Lessee shall not be unreasonably withheld), no Participant may make any Assignment to any Assignee Participant which is not, immediately prior to such Assignment, a Participant hereunder or an Affiliate thereof; or

                                          (B) Without the written consent of
                               Lessor, Agent and, if no Default has occurred and is continuing, Lessee (which consent of Lessor, Agent and Lessee shall not be unreasonably withheld), no Participant may make any Assignment of its Outstanding Tranche A Participation Amount or its Outstanding Tranche B Participation Amount under either Facility which does not assign and delegate an equal pro rata interest in (1) such Participant's Outstanding Tranche A Participation Amount and its

                              Outstanding Tranche B Participation Amount under both Facilities, (2) such Participant's Tranche A Percentage and its Tranche B Percentage under both Facilities, and (3) such Participant's other rights, duties and obligations relating to the Tranche A Portion and the Tranche B Portion of both Facilities under this Agreement and the other Operative Documents; or

                                          (C) Without the written consent of
                               Lessor, Agent and, if no Default has occurred and is continuing, Lessee (which consent of Lessor, Agent and Lessee shall not be unreasonably withheld), no Tranche C Participant may make any Assignment of its Outstanding Tranche C Participation Amount under either Facility which does not assign and delegate an equal pro rata interest in (1) such Participant's Outstanding Tranche C Participation Amount under both Facilities, (2) such Participant's Tranche C Percentage under both Facilities, and (3) such Participant's other rights, duties and obligations relating to the Tranche C Portion of both Facilities under this Agreement and the other Operative Documents; or

                                          (D) Without the written consent of
                               Lessor, Agent and, if no Default has occurred and is continuing, Lessee (which consent of Lessor, Agent and Lessee shall not be unreasonably withheld), no Participant may make any Assignment to any Assignee Participant if, after giving effect to such Assignment, the Commitment of such Participant or such Assignee Participant hereunder would be less than Five Million Dollars ($5,000,000.00); provided, however, that a Participant may, without the written consent of Lessor, Lessee and Agent, make an Assignment hereunder that reduces its Commitment hereunder to zero.

                               Upon such execution, delivery, acceptance and
                     recording of each Assignment Agreement, from and after the Assignment Effective Date determined pursuant to such Assignment Agreement, (y) each Assignee Participant thereunder shall be a Participant hereunder with a Tranche A Percentage, Tranche B Percentage, Tranche C Percentage and Proportionate Share under each Facility as set forth on Attachment 1 to such Assignment Agreement (under the caption "Tranche Percentages and Proportionate Shares After Assignment") and shall have the rights, duties and obligations of such a Participant under this Agreement and the other Operative Documents, and (z) the Assignor Participant thereunder shall be a Participant with a Tranche A Percentage, Tranche B Percentage, Tranche C Percentage and Proportionate Share under each Facility as set forth on Attachment 1 to such Assignment Agreement (under the caption "Tranche Percentages and Proportionate Shares After Assignment") , or, if the Proportionate Share of the Assignor Participant has been reduced to 0%, the Assignor Participant shall cease to be a Participant and to have any obligation to fund any portion of any Advance; provided, however, that any such Assignor Participant which ceases to be a

                    Participant shall continue to be entitled to the benefits of any provision of this Agreement which by its terms survives the termination of this Agreement. Each Assignment Agreement shall be deemed to amend Schedule I to the extent, and only to the extent, necessary to reflect the addition of each Assignee Participant, the deletion of each Assignor Participant which reduces its Proportionate Share to 0% and the resulting adjustment of Tranche A Percentages, Tranche B Percentages, Tranche C Percentages and Proportionate Shares arising from the purchase by each Assignee Participant of all or a portion of the rights and obligations of an Assignor Participant under this Agreement and the other Operative Documents. Each Assignee Participant which was not previously a Participant hereunder and which is not incorporated under the laws of the United States of America or a state thereof shall, within three (3) Business Days of becoming a Participant, deliver to Lessee and Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or successor applicable form), as the case may be, certifying in each case that such Participant is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. (Without limiting the generality of any of the preceding provisions of this clause (i) of Subparagraph 7.05(b), no Participant may, if Lessee shall object in writing, make any Assignment to any Assignee Participant that, at the time of such Assignment, (1) has a basis for demanding any payment under Subparagraph 2.12(c) or Subparagraph 2.12(d) in excess of the pro rata amount that then could be demanded thereunder by the Participant proposing to make such Assignment or (2) would require Borrower to make any payment under Subparagraph 2.13(a) on account of payments to such Assignee Participant in excess of the pro rata amount that Lessee was then required to make thereunder on account of payments to the Participant proposing to make such Assignment.)

                              (ii) Agent shall maintain at its address referred
                    to in Paragraph 7.01 a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Participants and the Tranche A Percentage, Tranche B Percentage, Tranche C Percentage and Proportionate Share of each Participant under each Facility from time to time. The entries in the Register shall be conclusive in the absence of manifest error, and Lessee, Agent and the Participants may treat each Person whose name is recorded in the Register as the owner of the interests recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Lessee or any Participant at any reasonable time and from time to time upon reasonable prior notice.

                              (iii) Upon its receipt of an Assignment Agreement
                    executed by an Assignor Participant and an Assignee Participant (and, to the extent required by clause (i) of this Subparagraph 7.05(b), by Lessor, Agent and Lessee), together with payment to Agent by Assignor Participant of a registration and processing fee of $2,500, Agent shall (A) promptly accept such Assignment Agreement and (B) on the Assignment Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to Lessor, the Participants and Lessee. Agent may, from time to time at its election, prepare and deliver to Lessor, the Participants and Lessee a revised Schedule I reflecting the names, addresses and respective Proportionate Shares of all Participants then parties hereto.

                              (iv) Subject to Subparagraph 7.13(g), the Lessor
                    Parties may disclose the Operative Documents and any financial or other information relating to Lessee or any Subsidiary to each other or to any potential Assignee Participant.

                     (c) Participant Subparticipations. Any Participant may at any time sell to one or more Persons ("Subparticipants") subparticipation interests in the rights and interests of such Participant under this Agreement and the other Operative Documents. In the event of any such sale by a Participant of subparticipation interests, such Participant's obligations under this Agreement and the other Operative Documents shall remain unchanged, such Participant shall remain solely responsible for the performance thereof and Lessee and the other Lessor Parties shall continue to deal solely and directly with such Participant in connection with such Participant's rights and obligations under this Agreement. Any agreement pursuant to which any such sale is effected may require the selling Participant to obtain the consent of the Subparticipant in order for such Participant to agree in writing to any amendment, waiver or consent of a type specified in clause (i), (ii), (iii) or
           (iv) of Subparagraph 7.04(a) but may not otherwise require the selling Participant to obtain the consent of such Subparticipant to any other amendment, waiver or consent hereunder. Lessee agrees that any Participant which has transferred any subparticipation interest shall, notwithstanding any such transfer, be entitled to the full benefits accorded such Participant under Paragraph 2.12, Paragraph 2.13, and Paragraph 2.14, as if such Participant had not made such transfer.

                     (d) Lessor Assignments. Lessor may, upon one (1) month's prior written notice to Lessee and Agent, sell and assign all of its right, title and interest in the Property and its rights, powers, privileges, duties and obligations under this Agreement and the other Operative Documents, provided that:

                              (i) If such sale and assignment is effected after
                    either (A) the occurrence of a Change of Law which makes it unlawful or unreasonably burdensome for Lessor to hold legal or beneficial title to the Property or to perform its obligations and duties under this Agreement and the other Operative Documents or (B) the resignation or removal of the Agent which was the Agent at the time Lessor became the Lessor, the purchaser/assignee (the "successor Lessor") shall be either (1) a Participant or an Eligible Assignee that is a multi-asset Person having substantial assets beyond its interest in the Property and the Operative Documents or (2) a Person approved as provided in clause
                    (ii) below; or

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

                              (ii) If such sale and assignment is effected in
                    any other circumstance, the successor Lessor shall be approved in writing by Agent, Required Participants and, if no Default has occurred and is continuing, Lessee (which consents of Agent, Required Participants and Lessee shall not be unreasonably withheld), provided that Lessee shall have no obligation to consent to any such sale and assignment prior to the Commitment Termination Date; and

                              (iii) The successor Lessor executes such
                    documents, instruments and agreements as may reasonably be necessary to evidence its agreement to assume all of the obligations and duties of the Lessor under this Agreement and the other Operative Documents.

           Upon the consummation of any such sale and assignment, (A) the successor Lessor shall become the "Lessor" and shall succeed to and become vested with all the rights, powers, privileges, duties and obligations of the Lessor under this Agreement and the other Operative Documents and (B) the retiring Lessor shall be discharged from the duties and obligations of the Lessor thereafter arising under this Agreement and the other Operative Documents. After any retiring Lessor's discharge as the Lessor, the provisions of Section VI and any other provision of this Agreement or any other Operative Document which by its terms survives the termination of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Lessor. Unless a sale and assignment by Lessor of its right, title and interest in the Property under this subparagraph is made by Lessor pursuant to clause (i) above, Lessor shall pay any real property transfer taxes payable as a result of such sale and assignment.

           7.06. Setoff. In addition to any rights and remedies of the Participants provided by law, each Participant shall have the right, with the prior written consent of Agent, but without prior notice to or consent of Lessee, any such notice and consent being expressly waived by Lessee to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, to set-off and apply against the Lessee Obligations, whether matured or unmatured, any amount owing from such Participant to Lessee, at or at any time after, the occurrence of such Event of Default. The aforesaid right of set-off may be exercised by such Participant against Lessee or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of Lessee or against anyone else claiming through or against Lessee or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Participant prior to the occurrence of an Event of Default. Each Participant agrees promptly to notify Lessee after any such set-off and application made by such Participant, provided that the failure to give such notice shall not affect the validity of such set-off and application.

           7.07. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable


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

right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

           7.08. Partial Invalidity. If at any time any provision of this Agreement or any other Operative Document is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement or the other Operative Documents nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

           7.09. JURY TRIAL. EACH OF LESSEE AND THE LESSOR PARTIES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING TO THE OPERATIVE DOCUMENTS IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OPERATIVE DOCUMENT.

           7.10. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

           7.11. No Joint Venture, Etc. Neither this Agreement nor any other Operative Document nor any transaction contemplated hereby or thereby shall be construed to (a) constitute a partnership or joint venture between Lessee and any Lessor Party or (b) impose upon any Lessor Party any agency relationship with or fiduciary duty to Lessee.

           7.12. Usury Savings Clause. Nothing contained in this Agreement or any other Operative Documents shall be deemed to require the payment of interest or other charges by Lessee in excess of the amount the applicable Lessor Parties may lawfully charge under applicable usury laws. In the event any Lessor Party shall collect monies which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute excess interest shall, upon such determination, at the option of Lessor, be returned to Lessee or credited against other Lessee Obligations.

           7.13. Confidentiality. No Lessor Party shall disclose to any Person any information with respect to Lessee or any of its Subsidiaries which is furnished pursuant to this Agreement or under the other Operative Documents, except that any Lessor Party may disclose any such information (a) to its own directors, officers, employees, auditors, counsel and other advisors and to its Affiliates; (b) to any other Lessor Party; (c) which is otherwise available to the public; (d) if required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lessor Party; (e) if required or appropriate in response to any summons or subpoena or in connection with any litigation; (f) to comply with any Requirement of Law applicable to such Lessor Party; (g) to any Assignee Participant or Subparticipant or any prospective Assignee Participant or Subparticipant, provided that such Assignee Participant or Subparticipant or prospective Assignee Participant or Subparticipant agrees to be bound by this Paragraph 7.13; or (h) otherwise with the prior consent


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

of Lessee; provided, however, that any disclosure made in violation of this Agreement shall not affect the obligations of Lessee and its Subsidiaries under this Agreement and the other Operative Documents.

                       [The first signature page follows.]

           IN WITNESS WHEREOF, Lessee, Lessor, the Participants and Agent have caused this Agreement to be executed as of the day and year first above written.


LESSEE:                                   NOVELLUS SYSTEMS, INC.


                                          By:_____________________________
                                             Name:________________________
                                             Title:_______________________


LESSOR:                                   LEASE PLAN U.S.A., INC.


                                           By:_____________________________
                                              Name:________________________
                                              Title:_______________________


AGENT:                                   ABN AMRO BANK N.V.


                                         By:______________________________
                                            Name:_________________________
                                            Title:________________________

                                            By:___________________________
                                            Name:_________________________
                                            Title:________________________




PARTICIPANTS:                            ABN AMRO BANK N.V.


                                         By:______________________________
                                            Name:_________________________
                                            Title:________________________

                                         By:______________________________
                                            Name:_________________________
                                            Title:________________________


                                       55

PARTICIPANTS:                            LEASE PLAN NORTH AMERICA, INC.



                                         By:_____________________________
                                            Name:________________________
                                            Title:_______________________



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